SECURITIES AND EXCHANGE COMMISSION
                     WASHINGTON, D.C. 20549

                            FORM SB-2
                     REGISTRATION STATEMENT
                              UNDER
                   THE SECURITIES ACT OF 1933

                Global Industrial Services, Inc.
         (Name of small business issuer in its charter)

      Nevada                   8700              98-0203485
  (State or other       (Primary Standard          (I.R.S.
   jurisdiction             Industrial            Employer
        of             Classification Code     Identification
  incorporation)             Number)               Number)
                  ____________________________

                14th Floor, 609 Granville Street
                    Vancouver, B.C.  V6Y 1G5
                         (604) 683-8358
  (Address and telephone number of principal executive offices)
                  ____________________________

                    Chapman & Flanagan, Ltd.
                 777 N. Rainbow Blvd., Suite 390
                       Las Vegas, NV 89107
                         (702) 650-5660
    (Name, address and telephone number of agent for service)
                  ____________________________

Approximate date of proposed sale to the public: As soon as reasonably practicable after the effective date of this Registration Statement.

If the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 other than securities offered only in connection with dividend or interest reinvestment plan, please check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ___

If this Form is a post-effective amendment filed pursuant to Rule
462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.__

If this Form is a post-effective amendment filed pursuant to Rule
462(d) under the Securities Act, check the following box and list the Securities Act registration statement number or the earlier effective registration statement for the same offering. __

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. __

 Title of each               Proposed     Proposed
 class of                    maximum      maximum
 securities      Amount to   offering     aggregate      Amount of
 to be           be          price per    offering       registration
 registered      registered  share (1)    price          fee
 -------------   ----------  ---------    ------------   ------------

 Common          13,101,418    $0.20     $2,620,283.60     $626.24
 Shares,
 $0.001 par
 value, to
 be sold by
 selling
 security
 holders

 Common             550,000    $0.40     $  220,000.00     $ 52.58
 Shares,
 $0.001 par
 value,
 issuable upon
 exercise of
 warrants

 Total           13,651,418              $2,840,283.60     $678.82


  (1) Estimated solely for purposes of calculating registration fee pursuant to Rule 457(c) or (g) under the Securities Act of 1933, as amended, based on the average of the bid and ask price on the OTC Bulletin Board for the Company's common stock as of January 10, 2002.


The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.


                           Prospectus

                Global Industrial Services, Inc.

                13,651,418 shares of common stock
           Offered by certain selling security holders

This prospectus relates to the sale of an estimated 13,651,418 shares of common stock, $.001 par value, of Global Industrial Services, Inc., including 6,851,418 shares currently issued and outstanding, 1,250,000 shares to be issued upon conversion of debt, 550,000 shares issuable upon exercise of warrants, and 5,000,000 shares currently issued but held in escrow as collateral against a convertible promissory note. All these shares are or shall be offered by our current security holders.

These selling security holders may offer their stock through public or private transactions, on or off the OTC Bulletin Board, at prevailing market prices, or at privately negotiated prices. We will not receive any proceeds from the sale of our common stock by the selling security holders identified in this prospectus. We will, however, receive proceeds from the sale of our common stock upon the exercise, if any, of the warrants.

The shares of common stock have not been registered for sale by the selling security holders under the securities laws of any state as of the date of this prospectus. Brokers or dealers effecting transactions in the shares should confirm the registration thereof under the securities laws of the states in which transactions occur or the existence of any exemption from registration.

Our common stock is quoted on the OTC Bulletin Board under the symbol "GBSV." On January 10, 2002, the closing price of our common stock was $0.20 per share.

This investment involves a high degree of risk. You should purchase these securities only if you can afford a complete loss.
See "Risk Factors" beginning on page 6 to read about factors you should consider before buying any of these securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The information contained in this prospectus is not complete and may be amended. A registration statement relating to these securities has been filed with the Securities and Exchange
Commission. These securities may not be sold nor may offers to buy be accepted before the registration statement becomes effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

      The date of this prospectus is _______________, 2002

                                1



                        TABLE OF CONTENTS

                                                             Page

Prospectus Summary...........................................  4

Risk Factors.................................................  6

   We have no history of profitability.......................  6

   We will need additional financing to fund ongoing
    operations and repay debt................................  6

   Our key management and employees are engaged in other
    activities...............................................  7

   We are engaged in highly competitive businesses and
    must bid against competitors.............................  7

   Economic downturns could have a negative impact on our
    businesses...............................................  7

   Our fixed-price contracts place the risk of increased
    project costs............................................  7

   We depend on a small number of customers for a
    significant percentage of our revenue....................  8

   Our success depends on attracting and retaining
    qualified personnel......................................  8

   Our international operations involve special risks........  8

   The shares offered in this prospectus by the selling
    security holders have not been registered for resale
    under the blue sky laws of any state.....................  9

   Our common stock will be deemed "penny stock".............  9

   Our officer and director is protected by limitation
    of his liability.........................................  9

Forward-Looking Statements................................... 10

Use of Proceeds.............................................. 10

Selling Security Holders..................................... 10

Plan of Distribution......................................... 12

Legal Proceedings............................................ 13

Directors, Executive Officers, Promoters and
 Control Persons............................................. 14

Security Ownership of Certain Beneficial Owners and
 Management.................................................. 15

                               2


Description of Securities.................................... 17

Interest of Named Experts and Counsel........................ 18

Disclosure of Commission Position on Indemnification for
 Securities Act Liabilities.................................. 18

Organization Within the Last Five Years...................... 19

Description of Business...................................... 20

Management's Discussion and Analysis and Plan of Operations.. 33

Description of Property...................................... 38

Certain Relationships and Related Transactions............... 38

Market for Common Stock and Related Shareholder Matters...... 39

Executive Compensation....................................... 41

Financial Statements......................................... 43

Where You Can Find More Information.......................... 73

Experts...................................................... 73

Legal Matters................................................ 73


                               3





                       PROSPECTUS SUMMARY

The following summary is only a shortened version of the more detailed information, exhibits and financial statements appearing elsewhere in this prospectus. Prospective investors are urged to read this prospectus in its entirety.

The Company
-----------

The Company was incorporated in the State of Nevada on July 24, 1998 as Charger Ventures, Inc. On March 30, 2000, we changed our name to Global Industrial Services, Inc. Our principal executive offices are located at 609 Granville Street, 14th Floor, Vancouver, British Columbia V6Y 1G5. Our telephone number is
(604) 683-8358.

We have two wholly-owned subsidiaries, Stothert Group, Inc. and AK Drilling, Inc. AK Drilling is comprised of AK Drilling, Inc.
and AK International, S.A. Stothert Group, Inc. is comprised of the following entities:

     Stothert Management Ltd.
     Stothert Engineering Ltd.
     Mutual Forest Industries Ltd.
     Stothert Schultz International Inc.
     Stothert Power Corp.
     J.R. Lewis & Associates Ltd.
     988650 Enterprises Ltd.

The Company, through our subsidiary Stothert, provides engineering, construction and project management services for the pulp and paper industry with particular focus on recausticizing plants and lime kilns. Stothert provides a full range of services including feasibility studies, detailed engineering, due diligence, mill audits, project management services, turnkey supply and construction, operations and training services, and project financing. Stothert's business is conducted in Vancouver, B.C. The Company's subsidiary AK Drilling operates primarily in the mineral and water drilling industry. Its offices are located in Ramsay, Montana. AK Drilling also conducts operations in Peru, through AK International.

References throughout this prospectus to "we", "us" and "our" are to Global Industrial Services, Inc. and its subsidiaries.

The Offering
------------

Securities offered by the Company........ None

Selling security holders offering........ We are registering 13,651,418 shares of our common stock to
                                          be sold by our shareholders.
                                          These selling security holders
                                          may offer their stock through
                                          public or private
                                          transactions, on or off the
                                          OTC Bulletin Board, at

                                4

                                          prevailing market prices, or
                                          at privately negotiated
                                          prices.

Common stock presently outstanding....... 25,639,431 shares

Common stock to be outstanding after
completion of the offering............... 26,189,431 shares

Use of proceeds.......................... We will not receive any money from the selling security
                                          holders when they sell shares
                                          of our common stock; however,
                                          we may receive up to
                                          US$220,000 from the exercise
                                          of outstanding warrants to
                                          acquire shares that are being
                                          registered.  These proceeds
                                          will be used for working
                                          capital and general corporate
                                          purposes.

Market for our common stock.............. Our common stock trades on the
                                          OTCBB, under the trading
                                          symbol "GBSV." The market for
                                          our common stock is highly
                                          volatile.  We can provide no
                                          assurance that there will be a
                                          market in the future for our
                                          common stock.

               Summary Consolidated Financial Data
               -----------------------------------

The summary consolidated financial data presented below should be read in conjunction with the more detailed Consolidated Financial Statements and Notes appearing elsewhere in this document and the information set forth under "Management's Discussion and Analysis of Financial Condition and Results of Operations."

                                   For the Nine
                                   Months ended
                                September 30, 2001       Year Ended
                                    Unaudited         December 31, 2000
                                ------------------    ----------------
Statement of Operations Data:
  Revenue                          $ 3,839,037          $ 5,419,239
  Cost of revenue                  $ 2,629,395          $ 2,891,001
  Net profit (Loss)                $(3,364,890)         $ (794,279)
  Net Loss Per Share               $     (0.19)         $    (0.09)
  Shares Outstanding                17,669,413            8,684,323


                                   5




                                      As at
                               September 30, 2001          As at
                                    Unaudited        December 31, 2000
                               ------------------    -----------------
Balance Sheet Data:
  Total Assets                     $ 5,197,059          $ 5,365,213
  Long Term Debt                   $ 1,391,793          $ 1,435,048
  Total Liabilities                $ 3,887,723          $ 4,598,650
  Total Shareholders' Equity       $ 1,309,336          $   766,563



                          RISK FACTORS

An investment in the securities that are being offered involves a high degree of risk and should only be made by those who can afford to lose up to their entire investment. Before purchasing these securities, you should consider carefully the following risk factors, in addition to the other information in this prospectus.

Risks related to our financial condition
----------------------------------------

1. We have no history of profitability which creates uncertainty about our ability to make a profit in the future and you could lose your entire investment.

    We incurred net losses of $3,364,890 for the nine months ended September 30, 2001, $794,279 in Fiscal 2000 and $37,984 in Fiscal 1999. Our expenses are currently greater than our revenues. Our ability to operate profitably depends on increasing revenues and achieving sufficient gross profit margins.

    We have experienced, on a consolidated basis, losses in all years of our operations. There can be no assurance that we will operate profitably in the future, if at all. At September 30, 2001, our deficit was $4,211,365.

2. We will need additional financing to fund ongoing operations and repay debt and such financing may be unavailable or too costly. Our independent auditor has expressed doubt concerning our ability to continue as a going concern. Unless we raise additional capital to address this problem we may be unable to continue in business.

    As disclosed in Note 1 to our financial statements included in this prospectus, we have recurring losses from operations, a negative cash flow from operations and a negative working capital, which raises substantial doubt about our ability to continue as a going concern. At September 30, 2001, our working capital deficit was $1,857,818. Our ability to continue operations will depend on our ability to continue to raise capital and generate positive cash flows from operations. The Company has no current commitment available for additional financing. If we fail to raise sufficient capital, we may be required to delay or abandon some of our planned future expansion or expenditures, which could have a material adverse affect on our growth and our ability to compete and generate profits for our stockholders, and could even result in a curtailment of ongoing operations.

                                6


Risks related to our business
-----------------------------

3. Our key management and employees are engaged in other activities and are limited in the time they can devote to our operations and we may realize serious harm if any one of them leaves.

    Terry Kirby, our sole officer and director, and Reg Berry, Managing Director, have existing responsibilities to provide management and services to other entities. As a result, Messrs. Kirby and Berry may have troubles in allocating time, services, and functions between the other business ventures in which they are involved and our affairs. Mr. Kirby presently spends approximately 50% of his business time on business management services for our company. Mr. Berry currently devotes approximately 75% of his business time to our affairs. These factors will most likely cause delays to conducting operations and raising capital. We face the additional risk that either Mr. Kirby or Mr. Berry could leave with little or no prior notice because they are not bound by an employment agreement. We do not have "key person" life insurance policies covering either Mr. Kirby or Mr. Berry.

4. We are engaged in highly competitive businesses and must bid against competitors to obtain engineering, drilling and consulting contracts. If we are unsuccessful in our contract bidding, our business could fail and you might lose your entire investment.

    The Company is engaged in highly competitive businesses, particularly those portions relating to engineering, drilling and other consulting service contracts that are awarded through competitive bidding processes. The Company competes with other general and specialty contractors, both foreign and domestic, including large international contractors and small local contractors. Certain competitors have greater financial and other resources than the Company which, in some instances, could give them a competitive advantage over the Company.

5. Economic downturns could have a negative impact on our businesses and our business may fail causing the entire loss of your investment.

    Demand for our services has been, and is expected to continue to be, subject to significant fluctuations due to a variety of factors beyond our control, including economic conditions.
    During economic downturns, mineral exploration and development and engineering projects may decline significantly. There can be no assurance that economic or political conditions generally will be favorable or that there will not be significant fluctuations adversely affecting the industry as a whole or key markets targeted by the Company.

6. Our fixed-price contracts place the risk of increased project costs causing additional financial strain on the Company putting your entire investment at risk.

    Our fixed-price contracts involve risks relating to our inability to receive additional compensation in the event that the costs of performing such contracts prove to be greater than anticipated. Our cost of performing such contracts may be greater than anticipated due to uncertainties inherent in estimating contract completion costs, contract modifications by customers, failure of subcontractors and joint-venture partners to perform and other

                                  7



    unforeseen events and conditions. Any one or more of these risks could result in reduced profits or increase losses on a particular contract or contracts.

7. We depend on a small number of customers for a significant percentage of our revenue. The loss of any one of our major contracts could adversely effect our business to the extent that your entire investment could be lost.

    Because of the size, duration or complexity of major engineering and drilling projects, a relatively small number of projects may provide a significant percentage of the Company's revenue in a given year. For example, Stothert's customer, Tembec Industries Inc., accounted for 34.8% and 10.8% of the Company's gross revenues for the year ended December 31, 2000 and the nine months ended September 30, 2001, respectively. In addition, AK has a multi year drilling contract with Anglo American Gold. Revenue from this customer has averaged between $600,000 to over $3 million each year for the past five years. The loss of one or more major contracts or the inability of the Company to perform profitably under one or more major contracts, could have a material adverse effect on the Company's financial condition, results of operations and cash flows.

8. Our success depends on attracting and retaining qualified personnel in a competitive environment. Our inability to retain qualified personnel could cause our business to fail and you could lose your entire investment.

    Our engineering operations are dependent upon our ability to attract and retain highly qualified managerial, technical and business development personnel. Competition for such personnel is intense. There can be no assurance that we can retain our key managerial, technical and business development personnel or that we can attract, assimilate or retain such personnel in the future.

    The ability of our drilling operations to remain productive and competitive depends substantially upon our ability to retain and attract skilled drillers and employees with expert geological knowledge and capabilities. The demand for such workers is high and the supply is limited. Our inability to attract and retain trained drillers and other skilled employees in the United States and overseas could have a material adverse effect on our business.

9. Our international operations involve special risks which could have an adverse affect on our operations and your investment could be at risk.

    The Company pursues project opportunities throughout the world through foreign and domestic subsidiaries as well as agreements with foreign joint-venture partners. These foreign operations are subject to special risks, including:

    .  Uncertain political and economic environments,

    . Potential incompatibility with foreign joint-venture partners,

    .  Foreign currency controls and fluctuations,


                                 8



    .  Civil disturbances, and

    .  Labor strikes.

  Events outside of our control may limit or disrupt operations, restrict the movement of funds, result in deprivation of contract rights, increase foreign taxation or limit repatriation of earnings. In addition, in certain cases applicable law and joint-venture or other agreements may provide that each joint-venture partner is jointly and severally liable for all liabilities of the venture.

Risks related to this offering
------------------------------

10. The shares offered in this prospectus by the selling security holders have not been registered for resale under the blue sky laws of any state which may affect your ability to resale the shares purchase by you.

    Because the securities registered under this registration statement have not been registered for resale under the blue sky laws of any state, holders of these shares and persons who desire to purchase them in any trading market should be aware that there may be significant state blue sky restrictions upon the ability of new investors to purchase the securities. As a result of recent changes in federal law, non-issuer trading or resale of our securities is exempt from state registration or qualification requirement in most states. Nevertheless, investors should consider any potential secondary market for our securities to be a limited one.

11. Because our common stock will be deemed "penny stock" under the Securities Exchange Act investors may not be readily able to resell the shares acquired in the offering in the public markets.

    The shares are defined as penny stock under the Securities Exchange Act of 1934 and rules of the SEC. These rules impose additional sales practice and disclosure requirements on broker-dealers who sell our shares to persons other than certain accredited investors. For covered transactions, a broker-dealer must make a suitability determination for each purchaser and receive a purchaser's written agreement prior to sale. In addition, the broker-dealer must make certain mandated disclosures in transactions of penny stocks. Consequently, these rules may affect the ability of broker-dealers to make a market in our common stock and may affect the investor's ability to resell shares purchased in this offering.

12. Because our officer and director is protected by limitation of his liability to us and to you, and by his indemnification, under our certificate of incorporation and bylaws, he is not liable to you for losses and liabilities resulting from his managerial acts.

    Terry Kirby, our sole officer and director, is required to exercise good faith and high integrity in the management of our affairs. The certificate of incorporation and bylaws provide, however, that the officers and directors have no liability to the shareholders for losses sustained or liabilities incurred arising from any transactions entered into in their managerial capacities, unless they violate their duty of loyalty, do not act

                                 9



    in good faith, engage in intentional misconduct, engage in a knowing violation of the law, approve an improper dividend or stock repurchase or derive an improper benefit from the transaction. As a result, we and you have a more limited right to action than would have been available if such provisions were not present. The certificate of incorporation and bylaws also provide for the indemnification by us of the officers and directors, against any losses or liabilities they may incur as a result of the manner in which they operated our business or conducted our internal affairs, provided that in connection with these activities they acted in good faith and in a manner which they reasonably believed to be consistent with (or at least, not against) our best interest, and their conduct did not constitute gross negligence, misconduct or a breach of their fiduciary obligations to us or you.


                   FORWARD-LOOKING STATEMENTS

Some information in this prospectus may contain forward-looking statements. You can identify these statements by their forward-looking terminology such as "may," "will," "expect," "anticipate," "continue," or other similar words. Forward-looking statements discuss future expectations, contain projections of results of operations or of financial condition or state other "forward-looking" information. When considering forward-looking statements in this prospectus, you should keep in mind the risk factors and other cautionary statements included in this prospectus. The risk factors noted in the "Risk Factors" section and the other factors noted throughout this prospectus, could cause our actual results to differ materially from those contained in any forward-looking statement.


                         USE OF PROCEEDS

We will not receive any of the proceeds from the sale of the shares by the selling security holders. If all warrants to purchase the shares of common stock offered for resale in this offering were exercised, we would receive aggregate gross proceeds of approximately $220,000. The proceeds, if any, that we received from the exercise of warrants will be used for working capital to fund ongoing operations.

The foregoing represents our current best estimate of our use of the proceeds derived from the exercise of the warrants to purchase the shares of our common stock offered in this prospectus, if any, based upon our present plans, the state of our business operations and current conditions in the industry in which we operate. We reserve the right to change the use of the proceeds if unanticipated developments in our business, business opportunities, or changes in economic, regulatory or competitive conditions, make shifts in the allocations of proceeds necessary or desirable.


                    SELLING SECURITY HOLDERS

The securities are being sold by the selling security holders named in the following table. The table lists the names of the selling security holders, the relationship which the named selling security holders have had within the past three years with Global or any of its predecessors or affiliates, the number of shares of common stock held by each Selling Security Holder


                             10



before this offering, the percentage of ownership held by each Selling Security Holder before this offering, the number of shares to be offered by each Selling Security Holder in this offering and the amount of common stock owned by each such Selling Security Holder after this offering is complete.

We are registering all but 1,368,085 of the shares listed which are held by the selling security holders. However, any or all of the securities listed below may be retained by any of the selling security holders, and therefore, no accurate forecast can be made as to the number of securities that will be held by the selling security holders upon termination of this offering. For the purposes of this table, we are assuming that all of the shares being registered on behalf of the selling security holders will be sold. Except as otherwise indicated, we believe that the selling security holders listed in the table have sole voting and investment powers with respect to the securities indicated. We will not receive any proceeds from the sale of the securities.

                                                                                                  Number
                                Number          Number of                        Number of        of Shares
                                of Shares       Shares Issuable    Percentage    Shares of        Beneficially
                                Beneficially    Upon Exercise      Ownership     Common Stock     Owned
Selling Security                Owned Before    of Warrants or     Before        to be sold in    After
Holder                          Offering        Options            Offering      the Offering     Offering
------------------              ------------    ---------------    -----------   -------------    ------------

Stuart Brazier (1)                116,667          900,000            3.6%          116,667          900,000
William Allan Gajda                90,000           50,000             *            140,000                0
Bob Bentley                       100,000          100,000             *            200,000                0
John Masson                        50,000           50,000             *            100,000                0
Orest Kindrachuk                  100,000          100,000             *            200,000                0
Edward Van Impe                    50,000           50,000             *            100,000                0
James A. Konnick                  250,000          200,000            1.6%          450,000                0
Rudy Riepe (2)                     25,000                0             *             25,000                0
Karen Liu (3)                     551,585                0            1.9%          500,000           51,585
Anderson Clarke (1)               970,000                0            3.4%          970,000                0
St. George Capital Corp. (4)    1,843,126          400,000            7.9%        1,826,626          416,500
Abbacy Holdings Inc.            4,023,125                0           14.3%        4,023,125                0
Sellars Financial Inc. (5)      5,000,000                0           17.7%        5,000,000                0

* Denotes less than 1% of the outstanding shares of common stock.

   (1) Stuart Brazier is a principal of Anderson Clarke. Includes 900,000 shares underlying options to purchase the Company's common stock held by Mr. Brazier, 150,000 of which are exercisable at a price of $0.25 per share and 750,000 of which are exercisable at a price of $0.50 per share. The options are currently exercisable and expire on January 14, 2003. The shares underlying these options are not being registered for resale.

   (2) Rudy Riepe is the principal of Trisil Minerals. Global once had an option with Trisil on a Sechelt industrial minerals property. That option has since expired.


                              11



   (3) Karen Liu was a founder of the Company. Ms. Liu currently serves as a consultant to the Company on a limited basis. The Company has no written consulting agreement with Ms. Liu.

   (4) St. George Capital Corporation provides services to the Company pursuant to a Management Agreement dated October 2, 2000. The term of the Agreement is two years and is automatically renewed for additional periods of one year unless terminated upon 60 days' written notice to the other party. Under the Agreement, St. George provides financial consulting, management services and all secretarial, phone answering and copying services to the Company. In addition, St. George provides certain equipment, including computer, telephone, Internet and fax. Ingo Mueller is the principal of St. George. The table above includes 400,000 shares underlying options to purchase the Company's common stock, 150,000 of which are exercisable at a price of $0.25 per share and 250,000 of which are exercisable at a price of $0.50 per share, held by Mr. Mueller. The options are currently exercisable and expire on January 14, 2003. The shares underlying these options are not being registered for resale.

   (5) These shares are presently held in escrow as collateral against a convertible note. Until disbursed to Sellars upon conversion or, in the case of default, in full satisfaction of the debt, Sellars has no voting rights or investment power with respect to these shares.



                      PLAN OF DISTRIBUTION

We are registering the shares on behalf of the selling security holders. We will pay all costs, expenses and fees in connection with the registration of the shares offered by this prospectus. Brokerage commissions and similar selling expenses, if any, attributable to the sale of shares will be paid by the selling security holders.

Sales of shares may be effected by selling security holders from time to time in one or more types of transactions (which may include block transactions) on Nasdaq, in the over-the-counter market, in negotiated transactions, through put or call options transactions relating to the shares, through short sales of shares, or a combination of such methods of sale, at market prices prevailing at the time of sale, or at negotiated prices. Such transactions may or may not involve brokers or dealers.

The selling security holders have advised us that they have not entered into any agreements, understandings or arrangements with any underwriters or brokers-dealers regarding the sale of their securities. In addition, there is not an underwriter or coordinating broker acting in connection with the proposed sale of shares by the selling security holders.

The selling security holders may effect such transactions by selling shares directly to purchasers or to or through broker-dealers, which may act as agents or principals. Such broker-dealers may receive compensation in the form of discounts, concessions, or commissions from the selling security holders and/or the purchasers of shares for whom such broker-dealers may act as agents or to whom they sell as principal, or both. The

                               12


compensation paid as to a particular broker-dealer might be in excess of customary commissions.

The selling security holders and any broker-dealers that act in connection with the sale of shares might be deemed to be underwriters within the meaning of Section 2(11) of the Securities Act. Any commissions received by such broker-dealers and any profit on the resale of the shares sold by them while acting as principals might be deemed to be underwriting discounts or commissions under the Securities Act.

Because selling security holders may be deemed to be underwriters within the meaning of Section 2(11) of the Securities Act, the selling security holders will be subject to the prospectus delivery requirements of the Securities Act. We will make copies of this prospectus available to the selling stockholders and have informed them of the need for delivery of copies of this prospectus to purchasers at or prior to the time of any sale of the shares of common stock. The selling stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act of 1933.

Regulation M
------------

We have informed the selling security holders that Regulation M promulgated under the Securities Exchange Act of 1934 may be applicable to them with respect to any purchase or sale of our common stock. In general, Rule 102 under Regulation M prohibits any person connected with a distribution of our common stock from directly or indirectly bidding for, or purchasing for any account in which it has a beneficial interest, any of the common stock or any right to purchase this stock, for a period of one business day before and after completion of its participation in the distribution.

During any distribution period, Regulation M prohibits the selling security holders and any other persons engaged in the distribution from engaging in any stabilizing bid or purchasing our common stock except for the purpose of preventing or retarding a decline in the open market price of the common stock. None of these persons may effect any stabilizing transaction to facilitate any offering at the market. As the selling security holders will be reoffering and reselling our common stock at the market, Regulation M will prohibit them from effecting any stabilizing transaction in contravention of Regulation M with respect to this stock.

                        LEGAL PROCEEDINGS

Neither Global Industrial Services, Inc., nor any of its subsidiaries, affiliates, officers or directors is a party to any pending legal proceeding, and none of our property is the subject of any pending legal proceeding.

                               13



  DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The members of the Board of Directors of the Company serve until the next annual meeting of the stockholders, or until their successors have been elected. The officers serve at the pleasure of the Board of Directors.

There are no agreements for any officer or director to resign at the request of any other person, and none of the officers or directors named below are acting on behalf of, or at the direction of, any other person.

Name              Age   Position                 Director Since
--------------    ---   ---------------------    --------------
Terry Kirby       54    President, Secretary,    December 10, 1999
                        Treasurer and
                        Director

Information as to our officer/director and key employees is as follows:

Terry A. Kirby

Terry Kirby is currently the sole officer and director of the Company. Mr. Kirby has been Chairman, CEO and Director of the Electronic Identification Inc, a publicly traded reporting company, since its inception and was a director of the predecessor company, RFID Systems Corp. since 1996. From 1997 to 1998, Mr. Kirby served as President of Crescendo Corporate Development, Inc., a company involved in corporate development, promotion and investor relations. From 1996 to 1997, he was Vice-President, Corporate Development of Alpine Exploration Corporation, currently African Minerals on the CDNX, a company involved in precious metals exploration in Western Africa. From 1994 to 1996, Mr. Kirby was responsible for Corporate Development for Kensington Resources Ltd., a public company involved in a joint venture diamond exploration program in Saskatchewan with Monopros, a DeBeers company. From 1993 to 1994, he was Vice-President, International Sales and Marketing of Hot In-Place Asphalt Recycling Inc, an international company providing rehabilitation methods to various government agencies, and from 1989 to 1992 he was a principal of R.W. Blacktop Ltd., a company that provides environmentally and economically sound asphalt highway resurfacing solutions. From 1986 to 1989, Mr. Kirby was Managing Partner of First Marketing Inc., a company that developed Kingman Island, an interactive theme park in Washington, D.C. and Harbour Front, a redevelopment project on Toronto's waterfront. From 1983 to 1986, he was Director, Corporate Sponsorships of EXPO '86, the World Exposition in Vancouver, BC Canada.

Key Employees
-------------

Reg D. Berry, 57, Managing Director

Mr. Berry has served as Global's Managing Director since May 2000. Although the title of his position is Managing Director, he does not sit on the Board of Directors of Global. His duties in that capacity are to monitor the operations of Stothert and AK Drilling on Global's behalf. He is also in charge of the day to day operations of Global. Mr. Berry is an Alberta, Canada-based businessman with extensive experience in commercial real estate

                            14


brokerage, the investment industry and investment banking. He is a graduate of the University of Saskatchewan and has completed merchant banking and commercial real estate transactions in excess of $750 million. He is president of R.D. Berry Consulting, Inc. and his own private investment holding company. Mr. Berry is also a recipient of the Governor General of Canada's award for community service for his volunteer work with the YMCA and other organizations.

Winston D. Stothert, 78, President of Engineering Division

Mr. Stothert is the President and CEO of Stothert Group Inc., an engineering and management-consulting firm. He has experience in the management of large scale manufacturing operations and in design, construction, start-up and financial control for major projects with particular emphasis in chemicals manufacturing, pulp and paper, wood products processing, electric power and shipping terminals. Through his management of Stothert Group Inc., Winston Stothert is experienced in conducting pre-engineering, site investigations, environmental studies, financial planning, market research, project and construction management, training and start-up, and operations management. Projects have been undertaken across Canada and in more than 60 other countries. Mr. Stothert holds a Bachelor of Science degree from the University of Alberta and Master of Science degree from the University of Toronto.

Anthony King

Anthony King, 42, started out in the drilling business in 1979. Mr. King is the founder and president of the Company's subsidiary, A.K.Drilling, Inc. AK Drilling is a full service drilling company that provides expert water well drilling, minerals exploration, construction drilling, and environmental testing services in Montana and throughout the Western United States. Mr. King started A.K.Drilling in 1996 and currently operates 10 rigs in water well and oil and gas drilling programs and mineral exploration. A.K.Drilling has offices in Montana and Peru.


Conflicts of Interest Related to Other Business Activities
----------------------------------------------------------

Certain persons serving as our officers, directors and key employees have existing responsibilities and, in the future, may have additional responsibilities, to provide management and services to other entities in addition to us. As a result, conflicts of interest between us and the other activities of those persons may occur from time to time.

We will attempt to resolve any such conflicts of interest in our favor. Messrs. Kirby and Berry do not devote their full time to our business. Mr. Kirby devotes approximately 50% of his time to our business and Mr. Berry devotes approximately 75% of his time to our business.

 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth each person known to us, as of January 10, 2002, to be a beneficial owner of five percent (5%) or more of the Company's outstanding common stock, each officer and director individually, and all executive officers and directors as a group. No other class of voting securities is

                              15


outstanding. Except as noted, each person has sole voting and investment power with respect to the shares shown. As of January
10, 2002, there were 24,389,431 common shares issued and outstanding, 1,250,000 shares issuable upon conversion of debt, and 2,550,000 shares issuable upon exercise of warrants or options which are exercisable within 60 days.

                                     Shares Owned        Percent of
Name and Address                     Beneficially          Class
-----------------------------        --------------      ----------

Terry Kirby                           3,911,528 (1)        13.9%
14th Floor, 609 Granville Street
Vancouver, B.C.  V6Y 1G5

Abbacy Holdings Inc.                  4,023,125            14.27%
1174 Croft Road
North Vancouver, B.C. V7K 1K1

St. George Capital Corp.              2,243,126 (2)        7.95%
Suite 411 - 1200 W. Pender Street
Vancouver, B.C. V6E 2S9

Sellars Financial Inc.                5,000,000 (3)        17.73%
10416 Fairmount Drive S.E.
Calgary, Alberta T2J 0S7

Stuart Brazier                        1,986,667 (4)        7.04%
Lot 77, Villa Orida, Orient Bay
St. Martin
French West Indies

Officer/Director as a                 3,911,528            13.9%
group (1 person)
_______________________________

(1) Includes 450,000 options currently exercisable expiring on January 14, 2003.

(2) Includes 1,250,000 shares not yet issued being registered under this registration statement and includes 400,000 shares underlying options currently exercisable expiring on January 14, 2003 held by the President of St. George Capital.

(3) These shares are presently held in escrow as collateral against a convertible promissory note. Until disbursed to Sellars upon conversion or, in the case of default, in full satisfaction of the debt, Sellars has no voting rights or investment power with respect to these shares.

(4) Includes 900,000 shares underlying options currently exercisable expiring on January 14, 2003 and 970,000 shares owned by Anderson Clarke, a company controlled by Mr. Brazier.

                                16



                    DESCRIPTION OF SECURITIES

Our authorized capital stock consists of 50,000,000 shares of common stock, $0.001 per share, and 1,000,000 shares of preferred stock, $0.01 par value per share. As of the date of this prospectus, 24,389,431 shares of common stock were issued and outstanding, and no shares of preferred stock have been issued.

Common Stock
------------

The shares are non-assessable, without pre-emptive rights, and do not carry cumulative voting rights. Holders of common shares are entitled to one vote for each share on all matters to be voted on by the stockholders. Holders of common shares are entitled to share ratably in dividends, if any, as may be declared by Global from time-to-time, from funds legally available. In the event of a liquidation, dissolution, or winding up of Global, the holders of shares of common stock are entitled to share on a pro-rata basis all assets remaining after payment in full of all liabilities.

Management is not aware of any circumstances in which additional shares of any class or series of Global's stock would be issued to management or promoters, or affiliates or associates of either.

Preferred Stock
---------------

Global currently has no plans to issue any preferred stock. Global's board of directors has the authority, without action by the shareholders, to issue all or any portion of the authorized but unissued preferred stock in one or more series and to determine the voting rights, preferences as to dividends and liquidation, conversion rights, and other rights of such series.

Global considers it desirable to have preferred stock available to provide increased flexibility in structuring possible future financings, and in meeting corporate needs which may arise. If opportunities arise that would make the issuance of preferred stock desirable, either through public offering or private placements, the provisions for preferred stock in Global's Articles of Incorporation would avoid the possible delay and expense of a shareholder's meeting, except as may be required by law or regulatory authorities. Issuance of the preferred stock could result, however, in a series of securities outstanding that will have certain preferences with respect to dividends and liquidation over the common stock which would result in dilution of the income per share and net book value of the common stock. Issuance of additional common stock pursuant to any conversion right which may be attached to the terms of any series of preferred stock may also result in dilution of the net income per share and the net book value of the common stock. The specific terms of any series of preferred stock will depend primarily on market conditions, terms of a proposed financing, and other factor existing at the time of issuance. Therefore it is not possible at this time to determine in what respect a particular series of preferred stock will be superior to Global's common stock or any other series of preferred stock which Global may issue. The board of directors does not have any specific plan for the issuance of preferred stock at the present time, and does not intend to issue any preferred stock at any time except on terms which it deems to be in the best interest of Global and its shareholders.

                               17



Anti-Takeover Provisions
------------------------

Our authorized but unissued preferred stock could be issued in one or more transactions, which would make more difficult or costly, and less likely, a takeover of Global. Issuing additional shares of stock would also have the effect of diluting the stock ownership of persons seeking to obtain control of Global. Moreover, certain companies have issued rights to purchase their preferred stock, with such rights having terms designed to encourage in certain potential acquisitions negotiation with the board. The authorized but unissued shares of preferred stock would be available for use in connection with the issuance of such rights. Global does not intend to adopt any anti-takeover measures at the present time.

Certain provisions of the Nevada Revised Statutes restrict the voting rights of a person acquiring a controlling interest in a Nevada corporation to those conferred by resolution adopted by the shareholders of the corporation, which has the effect of discouraging a takeover. However, these provisions only apply to a Nevada corporation that has 200 or more stockholders, 100 of which have addresses in Nevada, and that does business in Nevada. Global does not meet any of these conditions, so these Nevada anti-takeover provisions to not presently apply to us. If we should meet the conditions for application of the provisions in the future, the effect of the provisions would be to discourage a takeover of Global.

              INTEREST OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the Company or any of its subsidiaries. Nor was any such person connected with the Company or any of its subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

    DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR
                   SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of Global pursuant to the Nevada General Corporation Law or the provisions of Global's Articles of Incorporation, as amended, or Bylaws, or otherwise, Global has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for the indemnification against such liabilities, other than the payment by Global of expenses incurred or paid by a director, officer or controlling person of the company in the successful defense of any action, suit or proceeding, is asserted by such director, officer or controlling person in connection with the securities being registered, Global will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                               18


             ORGANIZATION WITHIN THE LAST FIVE YEARS

On April 6, 2000 the Company acquired AK Drilling Inc. from its sole shareholder who remains as the operator of AK Drilling. The acquisition price was $1,150,000 in cash and 1 million common shares of the Company. AK Drilling operates primarily in the mineral exploration and water drilling industry. At September 30, 2001, the Company owed the shareholder of AK $628,000 (December 31, 2000 - $768,000) of the cash portion of the purchase price. AK Drilling's offices are located in Ramsay, Montana and it has projects throughout the United States and in Peru. Peru's operations are being conducted by AK Drilling's subsidiary, AK International, S.A. Payments of $140,000 were made during the first nine months to the former shareholder of AK Drilling.

On April 26, 2000 the Company acquired Stothert from its shareholders in consideration for $814,300 in cash and 227,000 common shares of the Company. At September 30, 2001, the Company owed the Stothert shareholders $546,300 (December 31, 2000 - $546,300) of the cash portion of the purchase price. Stothert is a Vancouver based company providing engineering, construction and project management services for the power, pulp and paper, industrial minerals, forestry and environmental industries. It was established in 1966 and employs professional engineers, managers and operations specialists. Stothert provides a full range of services including feasibility studies, detailed engineering, project management services, turnkey supply and construction, operations and training services, technical audits and due diligence. It has carried out industrial projects in over 60 countries.

On June 1, 2000, the Company issued 3,461,538 shares of its common stock to its sole officer and director, Terry Kirby, as consideration for Mr. Kirby's 48.4% interest in Sharpshooter Resources, Inc. and 100% of a Cause of Action against an individual who owns 50% of Sharpshooter. Consideration for this purchase was valued at the historical cost basis of $225,000, or $0.065 per share.

On August 16, 2000 the sole stockholder of Passant Acquisition Corp., a Nevada corporation, sold his interest to the Company for $50,000 in cash consideration and Gregory M. Wilson resigned as President, Secretary, Treasurer and Sole Director and Terry Kirby became a Director, President, Secretary, Treasurer. Pursuant to the Agreement and Plan of Reorganization dated as of August 16, 2000 between the Company and Passant, all of the outstanding shares of common stock of Passant were exchanged for the sum of $50,000.

On February 22, 2001, the Company authorized the issuance of 1,000,000 shares of its common stock to Reg Berry as founders shares; 500,000 shares to Karen Liu as founders shares; and 1,000,000 shares to Charles Nuanez as a signing bonus to head the mining and drilling services division of the Company. The shares have not yet been issued to Messrs. Berry or Nuanez. These shares were issued or are to be issued at a value of $0.01 per share.

                               19


                     DESCRIPTION OF BUSINESS

Business Development

The Company was incorporated in Nevada on July 24, 1998 under the name Charger Ventures Inc. On March 30, 2000, the name was changed to its current name, Global Industrial Services Inc. The Company has a limited history of operations and no history of profitability.

The Company was initially organized to explore and develop mineral claims and properties in Ontario, Canada. Pursuant to an Option to Purchase Property Agreement dated August 1, 1998 between the Company and Carl Huston, the Company was granted an option to acquire a 100% interest in the Huston Claims located 80 kilometres east of the town of Red Lake, Ontario, Canada. The Huston Claims comprised of three mineral claim blocks consisting of 46 units of 40 acres each for a total of 1,840 acres.

The Company could earn a 100% interest in and to the Huston Claims by making cash payments totalling CDN$85,000 over a four-year period and expending a minimum of CDN$80,000 on a Phase One exploration program on or before July 31, 1999. On August 31, 1999, this agreement was terminated by mutual consent and a new option agreement was entered into between the parties. Pursuant to an Option to Purchase Property Agreement dated August 1, 1999, the Company was granted the option to acquire a 100% interest in the Huston Claims for CDN$107,500 in property payments and a 3% net smelter royalty return in favour of the optionor. During the year ended December 31, 1999, the Company abandoned the Huston Claims and wrote-off all costs incurred totalling $5,881.

On January 7, 2000, the Company entered into an option agreement to acquire from the sole director and officer of the Company a 48.4% interest in Sharpshooter Resources, Inc. and 100% of a Cause of Action against an individual who owns 50% of Sharpshooter. Sharpshooter fabricates large-scale equipment primarily for the oil field services and drilling industry. Consideration for this purchase was valued at the optionor's historical cost basis of $225,000, which was satisfied by the issuance of 3,461,538 shares of its common stock at a price $0.065 per share. During the year ended December 31, 2000, the recoverability of this investment became impaired and the Company sold its shares and any recoverability thereon to a related party for forgiveness of $50,000 of advances received from that party and the right to receive 25% of any net increases from this investment.

Pursuant to a Share Purchase Agreement dated March 20, 2000 and executed April 6, 2000, the Company agreed to purchase 100% of the issued and outstanding share capital of AK Drilling Inc. from its sole shareholder, Anthony King, for $1,150,000 and 1,000,000 shares of its common stock valued at $0.64 per share (fair value at the acquisition date). As of January 10, 2002, $628,000 of the cash portion of the purchase price remained unpaid. Anthony King remains a very valued operator of AK which specializes in mineral exploration drilling, water well drilling, environmental testing and natural gas drilling throughout the Western U.S and Peru. Anthony King has over 20 years of hard rock drilling experience.

                              20


Pursuant to a Share Purchase Agreement dated April 26, 2000, the Company agreed to purchase 100% of the Class A common voting shares, 100% of the Class B common non-voting shares of Stothert Group Inc. for cash payments of $814,300 (CDN$1,201,581) and 227,000 shares of its common stock valued at $0.88 per share (fair value at the acquisition date). In addition, the Company agreed to issue 95,808 shares of its common stock at a deemed price of $1.50 per share to certain shareholders of Stothert to settle debt which arose out of salaries, interest and loan payments deferred totalling $143,711.03. At September 30, 2001, $546,300 of the cash portion of the purchase price remained unpaid. Stothert provides general industrial engineering and management services for the global marketplace.

On April 30, 2000, the Company moved its principal place of business to the 14th Floor, 609 Granville Street, Vancouver,
British Columbia, Canada, V6Y 1G5.

On August 16, 2000, the sole stockholder of Passant Acquisition Corp., a Nevada corporation, sold his interest to the Company for $50,000 in cash consideration and Gregory M. Wilson resigned as President, Secretary, Treasurer and Sole Director and Terry Kirby became a Director, President, Secretary and Treasurer. Pursuant to an Agreement and Plan of Reorganization dated August 16, 2000 between the Company and Passant, all of the outstanding shares of common stock of Passant were exchanged for the sum of $50,000.

Business of the Issuer
----------------------

The Company is a consolidator of companies engaged in a wide range of consulting engineering services including: turnkey design; build and operate; drilling services; industrial equipment manufacturing; construction; mining and mining services; cogeneration of power and water utilities. Consolidation targets are small to medium-sized private companies that provide the synergy to support other divisions of the Company via their technology, resources, products and services.

The Company's objective is to consolidate companies in these industries into a full service organization whose combined strength will be far greater than those of the individual companies, and whose activities will be global in scope. Each targeted sector presents unique geographical, technical and resource synergy allowing each company to pursue opportunities either independently or in conjunction with one another which previously could not have been pursued. The resultant expertise, resource allocation efficiencies and economies of scale result in factoral increases in both growth and profitability of each acquired company.

The Company's strategy and concept has been welcomed by the owners and senior management of the contracted companies who seek an opportunity to access public capital markets, to participate in long term capital appreciation and establish a succession strategy. The synergies within these businesses will provide them with a unique opportunity to work with a highly experienced management team and advisory board.

The consolidation will give the Company a competitive advantage in serving the Company's existing clients as well as potential

                            21


clients. Strategic geographic acquisitions will enable the companies under its umbrella to compete in the global marketplace by sharing information, services, and equipment that compliment and augment each company's area of expertise.

Presently, the Company has two wholly-owned operating subsidiaries: AK Drilling, Inc. and Stothert Group Inc.

Drilling Services - AK Drilling, Inc.
-------------------------------------

AK, based in Ramsay, Montana, is a diversified drilling company specializing in water well, mineral exploration, environmental testing and natural gas drilling throughout the Western U.S. and Peru. Anthony King, the operator of AK, has over 20 years of hard rock drilling experience. Since 1995, AK has provided its services primarily to local and multinational mining companies including Anglo American Gold in Colorado, the U.S. Bureau of Land Management and Newmont Mining of Denver, Colorado. AK is currently negotiating a long-term contract in the Powder River Basin of Wyoming for natural gas drilling. A recently acquired deep capacity rig will be supplemented by a shallow rig to work a minimum of 300 days per year in the coal beds of Wyoming. AK also has a multi year drilling contract with Anglo American Mines. 2002 revenue is expected to be $3.2 million from this contract.

AK provides drilling and related services in four principal markets: mineral exploration drilling, water well drilling, environmental testing and natural gas drilling. The characteristics of each of these markets vary, particularly with respect to the maturity and cyclicality of the market in various geographic areas. In each of these markets, however, the purchaser of drilling services generally demands technical expertise, knowledge of local geological conditions, project management skills, access to significant amounts of capital equipment and cost effective pricing.

AK submits written bids for drilling projects and negotiates written contracts with customers prior to commencement of any drilling project. Typically, AK's customers pay an up-front mobilization fee for moving the rig to the drill site. During drilling operations, the driller, or supervisor, is responsible
for maintaining drilling logs.   Invoices for services rendered
by AK usually are submitted for payment on a weekly or monthly basis. Given the intensely competitive market for its contract drilling services, AK emphasizes timely completion of its projects, meticulous maintenance of its equipment and retention of experienced employees.

Mineral Exploration Drilling
----------------------------

Demand for mineral exploration drilling and products is driven by the need for identifying, defining and developing underground mineral deposits. Factors influencing the demand for mineral-related drilling services include growth in the economies of developing countries, international political conditions, inflation and foreign exchange levels, commodity prices, the economic feasibility of mineral exploration and production, the discovery rate of new mineral reserves and the ability of mining companies to access capital for their activities.

Mining companies hire exploration drillers to extract samples from sites that the mining companies analyze for mineral content.
Mineral exploration drilling requires a high level of expertise

                              22


and technical competence because the samples extracted must be free of contamination and accurately reflect the underlying mineral deposit. Familiarity with the local geology is critical to acquiring this competence. Mineral exploration drilling consists of exploratory drilling and definitional drilling. Exploratory drilling is conducted to determine if there is a minable mineral deposit (an orebody) on the site. Definitional drilling is typically conducted at a site to assess whether it would be economical to mine. The demand for definitional drilling has increased in recent years as new and less expensive mining techniques have made it feasible to mine previously uneconomical orebodies.

Water Well Drilling
-------------------

Demand for water well drilling services is driven by the need to access groundwater, which is affected by many factors including population movements and expansions, such as new housing developments, deteriorating water quality and limited availability of surface water. Groundwater is a vital natural resource that is pumped from the earth for drinking water, irrigation and industrial use. In many parts of the United States and other parts of the world, groundwater is the only reliable source of water. Groundwater is located in saturated geological zones at varying depths beneath the surface and accumulates in subsurface strata (aquifers). Surface water, the other major source of potable water, comes principally from large lakes and rivers.

The water well drilling market is highly fragmented, consisting of several thousand water well drilling contractors in the United
States, a substantial majority of which are regionally and locally based, and are primarily involved in drilling low volume water wells for agricultural and residential customers.

Environmental Testing
---------------------

AK provides drilling services for investigation and remediation environmental wells and environmental testing. Demand for the Company's environmental drilling services is driven by public concern over groundwater contamination and resulting regulatory requirements to investigate and remediate contaminated sites and aquifers. Environmental drilling services are utilized to assess, investigate, monitor and improve water quality and pumping capacity. Customers are typically national and regional consulting firms engaged by federal and state agencies as well as industrial companies that need to assess or clean up groundwater contamination sources.

Natural Gas Drilling
--------------------

AK is currently negotiating a long-term contract for natural gas drilling in the coalbeds of Wyoming.

Coal is a black organic mineral which is formed from buried deposits of decaying plant or organic material from ancient swamps. Methane gas is a common component and is absorbed into the coal. When the coal is fractured and exposed to lower pressures, the gas is subsequently released.

                                23



Coalbed methane is practical, abundant, one of the cleanest burning fuels and can be delivered directly to the pipeline without the need for a major cleanup of the gas. Originally thought of as a nuisance gas in coal mines because of its extreme risk of explosion or fire, this gas has now become a significant component of natural gas production in the United States, accounting for approximately 5% of all production.

The production of coalbed methane is comparable to that of traditional gas recovery in terms of physical producing facilities and the end product. However, the main difference lies in the subsurface mechanisms which allow gas to move to the wellbore of the specific coalbed methane well. Coalbed methane wells are drilled and completed in a manner that is similar to that of traditional gas wells. The recovery of methane reserves is easier seeing that coalbeds are usually continuous and there is no need to search for folded and or faulted structures underground. The methane gas will remain within the molecular structure of the coal until released by pressure changes.

Coalbeds are usually saturated with water. As water is removed from the well, space is created allowing for the flow of gas to the well. Unlike traditional gas wells, coalbed methane wells have the potential to produce water for several months. Once the coal seams have been sufficiently dewatered and the pressure decreases, gas production will continue to increase for a period of time, before levelling off (known as an inverse production curve).

Equipment
---------

AK owns eight fully supported drill rigs.

AK's drill rigs are track or buggy mounted, mobile, and compact, and their use does not result in any significant adverse environmental impact. Because of their mobility, compact size, and capability of drilling to 2,500 feet in most environments, these rigs can be positioned and operated in relatively difficult terrain without requiring the construction of special roads often required for heavier equipment. Based on its experience in the industry, management believes that these attributes provide competitive advantages by avoiding certain expenses for building roads and minimizing adverse environmental impact.

AK employs the reverse circulation method of drilling in its drilling operations. This method of drilling entails directing the drilling medium (air or mud) through the annulus (the space between the drill pipe and the drill pipe cover) causing the cuttings to come to the surface through the center of the drill pipe. In conventional drilling, the air or mud is forced down the interior of the drill pipe and the cuttings come to the surface through the annulus. The cuttings derived from the reverse circulation method are cleaner, less damaged and easier to analyze and/or assay. Additionally, to the extent AK's drilling methods are utilized in lieu of core drilling, they offer a significantly less costly alternative for the customer. Management believes that the combination of greater mobility, compactness and comparatively low environmental impact is a competitive advantage.

                                 24

The Company's equipment is in excellent condition and most are nearly new.

Discoverer - 1989 Foremost/Drill Systems MPD Reverse Circulation Track Drill
----------------------------------------------------------------------------
Cat 225 tracks, depths to 1,500 feet, 45 to 90 degree angle drilling, 4" dual wall CIP pipe, 20 foot mast, 750 cubic feet per minute - 350 pounds per square inch, 38,000 pounds pullback, slope drilling to 25 degrees.

Explorer - 1997 Foremost/Drill Reverse Circulation Drill
--------------------------------------------------------
High flotation tires, depths to 1,500 feet, 45 to 90 degree angle drilling, 4" dual wall CIP pipe, 20 foot mast, 900 cubic feet per minute - 350 pounds per square inch, slope drilling to 25 degrees, 47,000 pounds pull back.

Prospector - 1998 Foremost/Drill Systems - W750 Buggy Reverse Circulation Drill
-------------------------------------------------------------------------------
High flotation tires, depths to 1,500 feet, 45 to 90 degree angle drilling, 4" dual wall CIP pipe, 20 foot 180-degree rotating mast, 900 cubic feet per minute - 350 pounds per square inch, 37,500 pounds of pull back. The Prospector is AK's core rig capable of 90 - 45-degree angles, core diameters PQ (3-11/32" diameter) to AW (1-1/16" diameter) and depths of 2,500 feet.

Truck Drill - 1997 Ingersoll Rand TH75E Reverse Circulation Drill
-----------------------------------------------------------------
1,100 cubic feet per minute - 350 pounds per square inch, 45 to 90 degree angles, depth capability to 2,500 feet, 85,000 pounds pullback.

DR-12 - 1999 Foremost Truck Mount Dual Rotary 12 Drill
------------------------------------------------------
750 cubic feet per minute - 350 pounds per square inch, drill and set casing simultaneously from 6-inch to 12-inch diameter, drill and sample unconsolidated formations (boulders, gravels, sands, and alluvium) with complete recovery and no contamination, drills to 1,000 feet.

Longyear 38 Core Rig
--------------------
Drills a core sample to test mineral deposits and geotechnical drilling to look at the formation - truck mount diamond drill with hole depth to 3,000 feet N rods and 2,500 feet H rods.

Failling HD CF Rig
------------------
Purchased in September 2001 for coal bed methane gas drilling.

Support Equipment
-----------------
AK also has a full compliment of drilling and associated support equipment, including a 1,200 gallon water pipe truck, a 1,200 gallon water pipe buggy, 24-foot fifth wheel utility trailers, two Flatwater Fleet crane trucks, a 6-wheel knuckle boom truck, a 1999 Hurricane auxiliary air booster compressor, an 835 bean pump and numerous other support vehicles as well as drill pipe, tools and replacement parts.

Competitive Position of AK Drilling
-----------------------------------

The drilling industry has suffered in recent years from low commodity prices, mergers of exploration companies and generally

                              25


limited access to capital. Recent international events have caused commodity prices to increase, such as gold, and a new micro industry established in the development of coal bed methane.

Competition is stiff in the water well market, however if the drilling is deep or extremely hard, most of AK's competition can be eliminated. There is some competition for mineral drilling, some with larger companies, however the basis of competition is usually price, service and timeliness. With respect to service and speed, AK believes it is able to compete effectively. AK believes that there is little effective competition in Peru for the reverse circulation drilling capability possessed by AK.

AK believes that its competitive edge lies in its ability to provide customers with state of the art equipment, experienced operating personnel and knowledge of the diverse geographic regions in which it operates. Management believes that having the ability to mobilize a vast array of diversified drilling and support equipment, including track mounted rotary drills and buggy mounted rotary drills, offers AK's clients greater flexibility to complement projects with the most technologically advanced exploration drills.

The ability of AK to match specific drill site conditions with the complimentary drill rig also enables it to provide services with limited site preparation requirements and less expense and time spent on preparation of access roads or restoring environmental damage.

Principal Customers
-------------------

AK has a multi-year contract with its largest customer, Anglo American Gold of Colorado. For the past five years, annual revenue from Anglo American Gold has averaged $600,000 to over $3 million. 2002 revenue is expected to be $3.2 million.

AK Dateline Drilling LLC - Joint Venture
----------------------------------------

The Company is currently in the final stages of forming a joint venture limited liability corporation between AK and Dateline Drilling of Missoula, Montana. Dateline has a fleet of 13 drill rigs designed for exploration drilling and also an in-house rebuild and hydraulics facility. The joint venture corporation will be owned 80% by the Company and will join forces to increase efficiencies in the utilization of personnel, support equipment for rigs, reduction of overheads and a pooling of resources including improved purchasing power.

Engineering and Project Management Services - Stothert Group Inc.
-----------------------------------------------------------------

The Stothert Group, formed in 1966, has roots reaching back to 1944. In that year, C.D. Schultz established the first Canadian consultancy created expressly for the forest industry. Schultz was in the forefront of technological advances that were to lead forestry, and the forest products industry, into the micro-electronics era.

In 1966, Stothert Engineering Ltd. and Stothert Management Ltd.
established a multidisciplinary approach to industrial consulting. Through specialized divisions, the Stothert Group

                             26


began to serve a broad range of resource industries, manufacturers, utilities and governments. In 1978, the Schultz
Group of companies became part of this synergistic enterprise.

The Stothert Group has carried out projects throughout North America. Working with the private sector, governments and international development agencies, Stothert extended its domestic activities by assisting in resource development in more that fifty countries. To contribute efficiently to clients' diversity of interests, Stothert has expanded across Canada and into Africa and Asia.

Stothert projects range from pulp mills in British Columbia and California, prefabricated homes in Manitoba and sawmills in Ontario to paper mills in China, forest inventories in New
Zealand, water treatment plants in Tanzania and oil refineries in Canada.

Management Services
-------------------

Stothert Management Ltd. of Vancouver and two Singapore divisions, Stothert Services Private Limited and Stothert Enterprises Private Limited, provide comprehensive services for all administrative functions, including start-up and commissioning, operations management, financial management, staff training, problem solving and marketing. The Stothert Group Management Services divisions develop business strategies and administrative systems to ensure the successful performance of projects.

Stothert has provided comprehensive pulp and paper mill operations management expertise in locations form The Pas, Canada to Mgololo, Tanzania to Bai Bang, S.R. Vietnam. Other assignments, among an extraordinary diversity of projects, have dealt with airlines in Tanzania, the cement industry in the Philippines, tea plantations in Uganda, ski resorts in Western Canada, and co-generation plants in California.

The Management Services divisions have collaborated frequently with such international financial institutions as the World Bank, the Commonwealth Development Corporation, the Swedish
International Development Agency, the Asian Development Bank, and the Canadian International Development Agency.

Pulp and Paper
--------------

Stothert Engineering Ltd. serves the domestic and international pulp and paper industry with feasibility studies, planning, design, engineering, equipment selection and procurement, project and construction management, and turnkey projects.

Stothert has provided services to pulp and paper producers in North America, South America, Europe, Africa and Asia. Typical projects: a Greenfield bleached kraft pulp mill in Nigeria, including two 60,000 tonnes per annum fin paper machines and a pulp dryer; expansion of the bleached kraft mill of Donghae Pulp in Korea with a turnkey causticizing and kiln plant; a refiner mechanical pulp mill in MacKenzie, Canada with the subsequent addition of a complete third process line; major upgrading of causticizing plants for pulp mills in Indonesia and Spain;

                              27


comprehensive studies of methods to increase paper machine drying capacity for Western Canadian mills; and completion of engineering and construction management of a 120,000 tonnes per annum kraft pulp and paper mill in Manitoba.

The journal "Pulp & Paper Canada," in its Award of Excellence program, described a Stothert Engineering installation designed to triple production of fine paper at Island Paper Mills of MacMillan Bloedel Ltd./Fraser Inc. as a "project that embodies virtually all of the latest technology available to the fine paper industry." Whatever the project, Stothert will always deliver the latest technology.

Wood Products
-------------

Through its Wood Products division, Stothert Engineering provides comprehensive services covering every stage from initial planning, detailed design, purchasing, expediting, construction supervision and cost control to start-up and operations management.

Stothert projects have included sawmills, planing mills, stud mills, chip-n-saw mills, random dimension mills, particle board and fibreboard plants, log sorting systems, chip handling and loading facilities, precision end trimmers, wood preserving plants and waste handling systems. Expanding upon its experience in the management of wood products facilities, Stothert has carried out assignments for deep-sea shipping terminals, docks, timber and barge berths, and multiple-use harbor developments.

Typical assignments by this division include two small-log sawmills in Manitoba, a woodroom for a large Nigerian pulp and paper mill, a stud mill in Ontario, a turnkey chip conveying system and a wood preserving plant in British Columbia, Canada.

Environmental Services
----------------------

A logical outgrowth of the Stothert Group's specialized involvement with the forest products industry has been the development of expertise in the conservation of other natural resources, including fish, wildlife, vegetation, soils, water and air.

Schultz International Limited, the Group's environmental services division, has carried out a wide range of assignments dealing with land use and environmental quality. Among these assignments: a major environmental impact assessment and acid rain study for a large lignite-fired power generation plant at Mae Moh, Thailand; an assessment of the impact of the Alaska Highway pipeline; a population projection study of nine areas in southeastern British Columbia; preparation and presentation of seminars on PCBs for the Government of Canada; activated recycled sludge treatment in Alberta and aerial seeding for erosion control in India.

Forestry
--------

Companies within the Stothert Group serving the forest industry are C.D. Schultz and Company Limited (the first Canadian consultant in forestry) and Woodland Resource Services Ltd.

                               28



At the time of Schultz's incorporation in 1944, the British Columbia forest industry was undergoing rapid development in tenure, management and technology. Schultz pioneered much of the technology used for measurement, analysis and forecast of forest yield and costs, and led in the development of operational design, policies and regulatory structures. This expertise has been expanded, modernized, adapted and utilized to serve clients in forest and fibre developments on all continents and in all climatic regions.

The Schultz organization has conducted numerous forest inventories in Canada, the United States, New Zealand and various countries in Africa, Latin America and Southeast Asia. It has assessed logging potential and wood supplies in areas as diverse as the Stoney Creek Reserve in British Columbia, Kashmir in India, Mindanao in the Philippines and in Tanzania. It has conducted many significant feasibility studies for, among others, the Canadian Forestry Service.

Steam and Power Generation
--------------------------

The Stothert Group provides feasibility studies, consulting services, detailed engineering, project management, construction management and pollution control systems for power projects around the world.

Stothert Engineering Ltd., Stothert Power Investments Corp. and
International Energy Engineering Corp. are responsible for power projects.

Some typical projects include: energy utilization studies in California; maximization of steam and power production from low-grade waste fuels in Cameroon; boiler plants and gas turbine stations in Bangladesh; boiler and steam turbine generator plant design in Nigeria; a black liquor evaporation system in northern British Columbia and a chemical recovery boiler for a California pulp mill.

Stothert has also carried out feasibility studies for a number of combustion turbine generator projects to supply power to BC Hydro and to utilities in western USA through Powerex. In order to best meet the requirements of the power purchaser, various configurations ranging in size from 40 MW to 230 MW have been investigated, including the following: simple cycle and combined cycle; with and without cogeneration; with and without load displacement. The studies included technical and economic feasibility and consideration of environmental and socio-economic issues. Certain projects have involved the securing of financing, including direct financial investment by Stothert Power Investments Corp.

General Engineering
-------------------

Stothert Engineering Ltd., through its General Engineering division, provides feasibility studies, consulting service, detailed engineering, project management and construction management for a diversity of facilities, manufacturers and processors, including chemical plants, food and fish processors, breweries, industrial buildings, industrial refrigeration, ventilation and air conditioning systems, and transportation systems.

                             29



Stothert projects utilize state of the art computer control, process graphics and other electronic instrumentation functions. Typical projects include: design of shielded module structures for northern warning systems; design of maintenance shops for pulp mills and logging equipment; risk insurance surveys of coastal fish farms for Lloyd's; design of citrus fruit processing machinery; and numerous industrial insurance investigations, including design and management of rapid rebuilds.

International Trade
-------------------

The International Trade Services Company (ITSCO) is the Stothert Group division specializing in market development around the world. Based on many years' experience in global markets, ITSCO will supply or sell any commodity or equipment. ITSCO has organized sales of farm machinery to South Korea, chainsaws to Singapore, lumber to Australia, poultry feed and newsprint to Nigeria, and sawmill equipment to Guyana.

As an international broker, ITSCO identifies, evaluates, recommends, buys and sells a wide variety of products. It also offers financial services, which include obtaining export credits, processing of international payments, and organizing countertrade.

In the international marketplace, ITSCO delivers maximum value with reliable service.

Competitive Position of Stothert
--------------------------------

Stothert focuses its efforts on the following industry groups and markets: pulp and paper; wood products; forestry; environmental services, steam and power generation; and general engineering.
Stothert believes these industry groups and markets have sufficient common needs to permit cross-utilization of its resources which help to mitigate the negative effects of a downturn in a single industry.

Stothert is engaged in a highly competitive business. Stothert competes based primarily on price, reputation and reliability with other general and specialty contractors. Some of its competitors are larger than Stothert, or are subsidiaries of larger companies, and may possess greater resources than Stothert. Furthermore, because the engineering and technical support aspects of the business does not usually require large amounts of capital, there is relative ease of market entry for a new potential entrant possessing acceptable professional qualifications. Accordingly, Stothert competes with both national and international firms in sizes ranging from very large to a wide variety of small, regional and specialty firms. The extent of the Company's competition varies according to the industries and markets it serves, as well as the geographical areas in which the Company operates.

Management believes the particular areas of expertise of Stothert, primarily in the design and construction of new power generating plants through steam, gas and hydro, positions
Stothert to capitalize on deregulation in Canada and has resulted in a significant increase in opportunities among its client base.

                               30


Principal Customers
-------------------

Principal customers of Stothert include Tembec Industries Inc., EPCOR Inc. and Norske Skog, providing 25%, 12% and 19%, respectively, of engineering revenues for the nine months ended September 30, 2001. Tembec Inc. is a Canadian integrated forest products company for which Stothert carried out a feasibility study and is providing design and construction management services for a 40 MW wood residue fuelled cogeneration plant in Skookumchuk, B.C. For EPCOR Inc., Stothert carried preliminary feasibility study of wood residue fuel cogeneration plant at a 900 tpd pulp mill in Alberta. The study included assessment of wood fuel supply and evaluation of existing power plant facilities.

Industrial Minerals - Trisil Minerals, Inc.
-------------------------------------------

In January 2001, the Company entered into an option to purchase Trisil Minerals Inc., subject to the Company's evaluation of Trisil's properties, contracts and markets for its products. Trisil owns and controls mineral rights to over 7,000 acres of land on the Sechelt Peninsula just north of Vancouver, British Columbia. The property includes approximately 2 billion tonnes of limestone, granite, gabbros, wollastonite, sand and gravel. This product is adjacent to tidewater for barging and is permitted for the removal of 500,000 tonnes per year. The option was open for 180 days and it has since expired.

Reliance on Major Customers
---------------------------

Because of the size, duration or complexity of major engineering and drilling projects, a relatively small number of projects may provide a significant percentage of the Company's revenue in a given year. For example, Stothert's customer, Tembec Industries Inc., accounted for 34.8% and 10.8% of the Company's gross revenues for the year ended December 31, 2000 and the nine months ended September 30, 2001, respectively. In addition, AK has a multi year drilling contract with Anglo American Gold. Revenue from this customer has averaged between $600,000 to over $3 million each year for the past five years.

Patents, Trademarks and Licenses
--------------------------------

Stothert has been granted the right to use a technology known as Skewed Gas Flow Technology. SGFT was developed by a senior engineer at Stothert and the patent is held by A.G. Hein Ltd. (United States patent number 4,695,297; Canadian patent number 1,320,686).

SGFT is a patented technology utilized to reduce emissions from electrostatic precipitators. Precipitators are used to remove fine particles from industrial exhausts before they are discharged to the atmosphere. Stothert has completed projects in coal fired power generating stations and in pulp and paper mills resulting in emission reductions usually in the range of 30 to 50%.

                              31


The technology involves optimizing the gas flow within the precipitator by modifying the flow control devices. Computer models are utilized to predict emission reductions and to assist in redesigning the flow control devices. Recent installations in coal fired power generating stations include four precipitators in the U.S. four in the Middle East, and one in Canada.

Aside from the foregoing, the Company does not own or hold any patents, trademarks, licenses, nor is it a party to any labor contracts.

Government Approval
-------------------

AK holds water well contractors licenses in Montana, Idaho, Arizona, Nevada, California and Utah. Such licenses are generally subject to annual renewal. AK has not been unable to obtain renewal of their licenses. The Company believes that it is in compliance with all current licensing requirements of the states where it conducts business.

Presently, AK's business is not directly regulated except for the water well contractors licenses discussed above. However, as the Company performs work on governmental projects, it falls under the regulation of the United States Department of Energy, the Environmental Protection Agency and various state environmental agencies. Any violations of such regulations could prevent the Company from working on governmental projects.

Stothert's business is not directly regulated by the government, however its engineering projects are required to be compliance with the various federal, state and local environmental laws in which they operate. The Company believes that its engineering operations are in compliance with such laws.

All of the Company's U.S. operations are subject to regulations issued by the United States Department of Labor under the Occupational Safety and Health Act (OSHA). These regulations set forth strict requirements for protecting personnel involved with any materials that are classified as hazardous, which includes materials encountered when performing many of the Company's services. There are similar federal and provincial rules governing the Company's Canadian operations. Violations of these rules can result in fines and the suspension of operating licenses. To the best of management's knowledge, the Company and its operating subsidiaries are in material compliance with OSHA and Canadian regulations.

Research and Development Activities
-----------------------------------

The Company does not engage in any research and development activities.

Costs and Effects of Compliance with Environmental Laws
-------------------------------------------------------

The Company feels it benefits from environmental, health, safety and hazardous regulations. A portion of AK's business relates to drilling and installing wells for environmental monitoring and testing and a portion of Stothert's business relates to environmental services and impact assessment. Governmental regulation at both the Federal and State levels has increased and

                               32


is becoming more restrictive. It is not possible to predict whether the Company's activities will become directly regulated as a result of the increase in governmental regulation.

Employees
---------

Global and its subsidiaries employ a total of 54 full-time employees. Global's subsidiary, Stothert, employs 31 and its subsidiary, AK Drilling, employs 23. Global's sole officer and director, Terry Kirby, has other business interests and devotes approximately half his time to the Company's affairs. From time to time Global and its subsidiaries employ outside consultants as needed. None of the employees is a member of a union, and neither Global nor any subsidiary has experienced a work stoppage.

   MANAGEMENT'S DISCUSSION AND ANALYSIS AND PLAN OF OPERATIONS

The following discussion should be read in conjunction with the third quarter consolidated financial statements of the Company and related notes included elsewhere in this Report for the period ended September 30, 2001. All statements contained herein (other than historical facts) including, but not limited to, statements regarding the Company's future development plans, the Company's ability to generate cash from its operations, and any losses related thereto, are based upon current expectations. These statements are forward looking in nature and involve a number of risks and uncertainties. Actual results may differ materially from the anticipated results, or other expectations, expressed in the Company's forward looking statements. Generally, the words anticipate, believe, estimate, expects, and similar expressions as they relate to the Company and/or its management, are intended to identify forward-looking statements. Among the factors that could cause actual results to differ materially could be the inability of the Company to obtain additional financing to meet its capital requirements, needs and general business and economic conditions as well as technological developments.

The accompanying consolidated financial statements include the accounts of Global Industrial Services Inc. and its wholly-owned subsidiaries. Those subsidiaries are Stothert Group, Inc.
(Stothert), Stothert's subsidiaries, AK Drilling, Inc. (AK
Drilling), and AK Drilling's subsidiary.

Overview
--------

The Company has a limited history of operations and no history of profitability. It was incorporated as Charger Ventures Inc. on July 24, 1998 and changed its name to Global Industrial Services Inc. on March 30, 2000. The Company was organized to engage in any lawful corporate business, including but not limited to the business of combining and integrating specialized product/service providers of the industrial services industry sector. Prior to December 31, 1999, the Company had no operating history other than organizational matters. In the second quarter of 2000, the Company acquired two operating entities and is no longer in the development stage.

On April 6, 2000 the Company acquired AK Drilling Inc. from its sole shareholder who remains as the operator of AK Drilling. The acquisition price was $1,150,000 in cash and 1 million common shares of the Company. AK Drilling operates primarily in the

                              33


mineral exploration and water drilling industry. At September 30, 2001, the Company owed the shareholder of AK $628,000 (December 31, 2000 - $768,000) of the cash portion of the purchase price. AK Drilling's offices are located in Ramsay, Montana and it has projects throughout the United States and in Peru. Peru's operations are being conducted by AK Drilling's subsidiary, AK International, S.A.. Payments of $140,000 were made during the first nine months to the former shareholder of AK Drilling.

On April 26, 2000 the Company acquired Stothert from its shareholders in consideration for $814,300 in cash and 227,000 common shares of the Company. At September 30, 2001, the Company owed the Stothert shareholders $546,300 (December 31, 2000 - $546,300) of the cash portion of the purchase price. Stothert is a Vancouver based company providing engineering, construction and project management services for the power, pulp and paper, industrial minerals, forestry and environmental industries. It was established in 1966 and employs professional engineers, managers and operations specialists. Stothert provides a full range of services including feasibility studies, detailed engineering, project management services, turnkey supply and construction, operations and training services, technical audits and due diligence. It has carried out industrial projects in over 60 countries.

On August 16, 2000 the sole stockholder of Passant Acquisition Corp. (Passant), a Nevada corporation, sold his interest to the Company for $50,000 in cash consideration and Gregory M. Wilson resigned as President, Secretary, Treasurer and Sole Director and Terry Kirby became a Director, President, Secretary, Treasurer. Pursuant to the Agreement and Plan of Reorganization dated as of August 16, 2000 between the Company and Passant, all of the outstanding shares of common stock of Passant were exchanged for the sum of $50,000.

During the first nine months of fiscal 2001, the Company was financed through advances from related parties of approximately $254,000. In addition, the Company settled debts of $1,479,925 by the issuance of stock in the first quarter. 206,667 common shares were sold to raise $75,000 in cash in the first quarter and another 500,000 common shares were sold to raise $50,000 in cash in the third quarter. Shares were also issued for payments to contractors and employees, in addition to payments for debts owed, for $1,295,200 during the first nine months. 210,000 common shares were sold during 2000 to raise $160,000.

Results of Operations
---------------------

The Company was not operating prior to December 31, 1999 and had only incurred minimal start-up expenses as of that date. The acquisitions of Stothert and AK Drilling were completed during the second quarter in 2000. The two acquired companies results are reflected in the consolidated financial statements from the dates of acquisition.

Total revenues during the quarter ending September 30, 2001 were $953,348 made up of $441,420 from drilling services and $511,928 from engineering services. Total revenues during the quarter ending September 30, 2000 were $1.6 million, comprising drilling services revenue of $732,705 and engineering services revenue of $864,830. Both service lines' revenues were down due to the downturn of the North American market. In addition, the drilling

                              34


revenues were further decreased by a cancellation of a major contract in July.

During the quarter, operating costs of $757,682 were made up of $451,393 expenses in the drilling operations and $306,289 in the engineering services. Compared to the last year's quarter of $1,071,758 (drilling expenses of $646,005 and engineering expenses of $425,753), there had been a 29% decrease in its operating costs. Gross profits for the drilling and engineering operations were -2% and 40% respectively during the current quarter (12% and 51% respectively during last year's quarter). Both divisions' gross profit percentages were decreased due to the bad economic times in the North American market. The drilling division's gross profit percentage was further negatively impacted by the additional costs incurred bringing the Peru's equipment to the United States and the cancellation of a major contract in the quarter.

The quarter reported general and administrative costs of $716,908 compared to last year's $481,176, a 49% increase. Of the $716,908 in the general and administrative costs this quarter, $309,469 was related to salaries and benefits and $226,734 to consulting and management fees. Comparatives for the general and administrative costs are not available as the Company did not have separate accounts tracking the different categories of expenses last year. The Company incurred interest expense of $96,301 and received interest income of $7,863 in the quarter ($28,367 and $1,121 respectively in the same quarter last year).

The Company recorded a loss of $661,955 during the quarter (a net income of $40,018 in the same period last year). Drilling operations resulted in a $157,237 loss in the third quarter ($74,204 profit in the same quarter last year) and the engineering services operation resulted in a $148,256 loss ($41,107 profit in the same quarter last year). The parent company recorded a loss of $356,462 during the quarter ($75,293 loss in the same quarter last year). A combination of the downturn in the North American market, the cancellation of a major contract, the additional costs of bringing the equipment from Peru to the United States and the commitment to incur the fixed expenses all contributed to the overall loss during the quarter.

Since last quarter end, Peru's operations had slowed down substantially as the major contract had been inactive. AK Drilling's operations in Peru generated sales of only $8,872 during the quarter ended September 30, 2001 ($nil for the quarter ended September 30, 2000) or 0.01% of total revenues. AK Peru's equipment was also removed from Peru. As a result, there is minimal risk associated with operating in Peru going forward.

The results of the engineering and drilling operations are expected to improve during the fourth quarter as the Company has been negotiating additional drilling and engineering projects and contracts in the fourth quarter. The corporate entity will continue to be a cost center as it undertakes to improve the debt and equity structure of the Company and review additional acquisition opportunities.

Liquidity and Capital Resources
-------------------------------

The working capital position of the Company at September 30, 2001 was a deficit of $1,857,818. This amount includes the loan payable on investments of $1,174,300 which is in the process of

                              35


being re-structured. It is expected that the loans on investments will be repaid from operating cash flows or from equity financings.

During the quarter, the Board of Directors approved the issuance of a total of 500,000 common shares to investors at $0.10 and the issuance of 120,000 common shares to pay for services provided by an outside contractor.

On September 25, 2001, the Company received an advance payment of $63,400 (Canadian $100,000) as part of the Canadian $400,000 convertible note signed on November 15, 2001. Interest payable on this note shall accrue at the annual rate of thirty percent (30%) and be payable monthly commencing 30 days following the advance of funds under the note and on the Maturity Date (November 15, 2002) when the principal and remaining accrued but unpaid interest shall be due and payable. The holder has the right to convert up to fifty percent (50%) of any outstanding unpaid principal and interest at any time the Company's common stock is trading at a price of $1.00 or greater for a period of ten (10) consecutive trading days. The conversion price per share shall be eighty percent (80%) of the average closing bid prices for the common stock for the five (5) trading days prior to but not including the Conversion Date. On the Maturity Date, the Holder shall have the right to convert any unpaid principal portion of this note of $50,000 or greater amount, or any lesser amount representing the full remaining outstanding and unpaid principal portion, and the monthly interest for the Company's common stock at the conversion price.

For no additional consideration, the Holder will receive one warrant to purchase one share of common stock for each dollar of principal or interest converted under this note. The warrant shall be exercisable for a period of one year from the date of issue at the exercise price of eighty percent (80%) of the average closing bid prices for the common stock for the five (5) trading days prior to but not including the exercise date.

On June 22, 2001, the Company issued a $100,000 convertible debenture together with a premium of $25,000. At any time after the sixty first day and before the second anniversary date of the issuance date, the holder may opt to convert the debenture to common stock at a conversion price which is the lesser of (a) 110% of the closing bid price for Company's common stock on the trading day immediately preceding the Issuance Date, or (b) 80% of the lowest closing bid price for Company's common stock during the five (5) trading days prior to and including the conversion date.

At December 31, 2000 the Company had working capital of $490,065, before the current portion $511,581 of the long-term debt of $1,435,048, the loan from a related party of $1,050,323, and the debt owing to the shareholders of AK Drilling and Stothert which totaled $1,314,300. Including these items in working capital, there was a working capital deficiency of $2,386,139 at the end of the year.

As at September 30, 2001, $1,366,793 of the $1,391,793 long-term debt, which includes $608,433 of the current portion thereof, relates specifically to AK Drilling. These loans are generally for and secured by equipment purchases for items such as drill rigs and haul trucks and carry interest rates which range from 7.5% to 10%. The related party loan is from a company related to

                             36


the president of the Company and it is non-interest bearing, unsecured and payable on demand. The debt owing to the shareholders of AK Drilling and Stothert is due and the Company is in discussions with the shareholders to arrange a form of repayment for these amounts which it expects to complete in the last quarter of 2001. The debt owing to the shareholders of AK Drilling and Stothert are non-secured.

As the long term debt interest is borne by AK Drilling, the related party debt carries no interest, and the debt owing on the acquisitions are being reorganized so that the Company can meet its current obligations to continue operations. Financing will have to be raised from other sources to repay the debt to the related party and the debt owing on the acquisitions. The sources that the Company is currently working on are Company cash flows and equity offerings. Although there are no assurances that either of these will be adequate to eliminate the Company's working capital deficiency, the Company believes that such financings can be achieved.

The most significant assets of the Company are the drilling equipment operated by AK Drilling with a net book value of $3,078,347 (December 31, 2000 - $2,995,083), and the accounts receivable of $513,515 (December 31, 2000 - $872,661) of which Stothert accounts for $323,646 (December 31, 2000 - $471,278) and AK Drilling accounts for $185,118 (December 31, 2000 - $389,969), and other amounts account for $4,751 (December 31, 2000 - $11,414). Goodwill of $1,016,016 was recorded on the two acquisitions completed during 2000 and goodwill amortization of $52,275 was recorded in the quarter (quarter ending September 30, 2000 - $49,283). The goodwill is being amortized over a five-year period.

During 2000, the only equity financing which was completed was to raise $160,000 from the sale of common shares at an average price of $0.76 per share. The share price of the Company has declined in the first quarter of 2001, as have most stock exchange indexes, such that raising additional capital from the equity markets is more difficult.

Outlook and Plan of Operation
-----------------------------

The Company believes its cash on hand and cash from operations will be sufficient to maintain its present level of development efforts over the next three months. However, the Company's projections of future cash needs and cash flows may differ from actual results. The Company plans to complete a private placement of equity securities to fund possible future acquisitions and working capital. The sale of additional equity securities or convertible debt could result in additional dilution to the stockholders. The Company can give no assurance that it will be able to generate adequate funds from operations, that funds will be available to the Company from debt or equity financings, or that if available, the Company will be able to obtain such funds on favorable terms and conditions. The Company currently has no definitive arrangements with respect to additional financing.

Upon successful refinancing of the Company, the growth strategy will continue with acquisitions in the industrial services industry. The Company plans to continue acquiring small to mid-size companies in the drilling and engineering fields through a combination of cash and stock. Cash payments will be spread over 12 to 24 months and paid out of cash flow. The desired ratio

                             37


would be 35% cash and 65% stock. The Company believes that significant cost savings will occur through the merger of like companies through decreased overheads and a more effective utilization of personnel and assets.

The Company plans to continue its growth in its drilling and engineering operations, thus, acquiring more related capital assets. The Company is planning to raise up to $5 million in the next twelve months to achieve the following objectives:

   .   Pay $628,000 of the cash portion outstanding at September
       30, 2001 for the acquisition of AK Drilling;

   .   Pay $546,300 of the cash portion outstanding at September
       30, 2001 for the acquisition of Stothert Group;

   . Finalize the terms of the joint venture between AK Drilling and Dateline Drilling;

   . Acquire four additional methane gas drilling units and support equipment; and

   . Acquire an Idaho-based drilling company with 17 drills in the U.S. mainland, Pacific Rim, Peru and Bolivia, increasing the Company's total number of drill rigs to 40.


                     DESCRIPTION OF PROPERTY

Global operates its corporate executive offices at 609 Granville Street, 14th Floor, Vancouver, B.C., Canada V6Y 1G5. It utilizes this office space on a month-to-month basis. The office is approximately 300 square feet and is rented for approximately $700 per month. There is no lease or rent agreement.

Since Global is incorporated in Nevada, it is required to maintain a resident office in that state in which corporate documents are available. The resident office is located at Chapman & Flanagan, Ltd., 777 N. Rainbow Blvd., Suite 390, Las Vegas, Nevada 89107. No activities take place in the resident office.

AK Drilling rents on-site office and living quarters on a per-job basis. The terms of the leases range from a month-to-month to a maximum of a 6-month lease.

Stothert leases premises at 609 Granville Street, 14th Floor,
Vancouver, B.C. under an operating lease which expires in 2005.
Stothert subleases a portion of this space to Global. The aggregate minimum annual rental payments over the next five years are CDN$252,000 per year.


         CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On January 7, 2000, the Company entered into an option agreement to acquire from Terry Kirby, the sole director and officer of the Company, a 48.4% interest in Sharpshooter Resources, Inc. and 100% of a Cause of Action against an individual who owns 50% of Sharpshooter. Sharpshooter fabricates large-scale equipment

                              38


primarily for the oil field services and drilling industry. Consideration for this purchase was valued at the optionor's historical cost basis of $225,000, which was satisfied by the issuance of 3,461,538 shares of its common stock at a price $0.065 per share. During the year ended December 31, 2000, the recoverability of this investment became impaired and the Company sold its shares and any recoverability thereon to St. George Capital Corp. for forgiveness of $50,000 of advances received from St. George and the right to receive 25% of any net increases from this investment.

Winston Stothert is the President and CEO of Stothert Group, Inc., which is a subsidiary of the Company. Mr. Stothert is also the President of the engineering division of the Company.
Mr. Stothert leases a portion of the office space leased by Stothert Group, Inc. to the Company for approximately $700 per month. There is no lease or rent agreement between Stothert and the Company.

St. George Capital Corporation provides services to the Company pursuant to a Management Agreement dated October 2, 2000. The term of the Agreement is two years and is automatically renewed for additional periods of one year unless terminated upon 60 days' written notice to the other party. Under the Agreement, St. George provides financial consulting, management services and all secretarial, phone answering and copying services to the Company for a fee of $15,000 per month. In addition, St. George provides certain equipment, including computer, telephone, Internet and fax.

At September 30, 2001, the Company advanced $80,949 to St. George
Capital Corp., a company controlled by one of the stockholders of the Company. The advances are non-interest bearing, unsecured and due on demand.

During 2001, Anthony King, an officer of the Company's AK
Drilling subsidiary, advanced the Company monies totalling
$250,650. The advances are non-interest bearing, unsecured and due on demand.

Advances payable by the Company was $1,111,319 at December 31, 2000, and was owed to St. George Capital Corp. and shareholders of AK Drilling. $1,013,039 of this payable was settled in February 2001, by the issuance of common shares in the Company.


     MARKET FOR COMMON STOCK AND RELATED SHAREHOLDER MATTERS

Market Information
------------------

Our common stock initially began trading on the Pink Sheets on April 10, 2000. On January 12, 2001, it began trading on the OTC
Bulletin Board under the symbol "GBSV."

The following table sets forth the range of high and low bid quotations for the Company's common stock on the OTC Bulletin
Board for each quarter commencing April 10, 2000.

                             39



                               Low Bid    High Ask
                               -------    --------

               2nd Qtr. 2000    $1.61      $0.98
               3rd Qtr. 2000    $1.57      $1.17
               4th Qtr. 2000    $1.06      $0.54

               1st Qtr. 2001    $0.30      $0.74
               2nd Qtr. 2001    $0.22      $0.42
               3rd Qtr. 2001    $0.08      $0.24
               4th Qtr. 2001    $0.08      $0.32

The source of this information is America Online quotation services and broker-dealers making a market in the Company's common stock. These prices reflect inter-dealer prices, without retail markup, markdown or commission and may not represent actual transactions.

Effect of Penny Stock Rules
---------------------------

The "penny stock" rules could make selling shares more difficult for the selling security holders. Our common stock will be a "penny stock," under Rule 3a51-1 under the Securities Exchange Act of 1934 unless and until the shares reach a price of at least $5.00 per share, we meet the financial size and volume levels for our common stock not to be considered a penny stock, or we register the shares on a national securities exchange or they are quoted on the NASDAQ system. The shares are likely to remain penny stocks for a considerable period after the shares that are being offered are sold. A "penny stock" is subject to Rules 15g-l through 15g-10 of the Securities exchange Act that require securities broker-dealers, before carrying out transactions in any "penny stock," to deliver a disclosure document to the customer describing the risks of penny stocks, and get a written receipt for that document, to disclose the compensation received by the broker-dealer or any associated person of the broker-dealer; and to send monthly statements to customers with market and price information about the "penny stock." Our common stock will also be subject to a rule which requires the broker-dealer, in some circumstances, to approve the "penny stock" purchaser's account under standards specified in the rule, and deliver written statements to the customer with information specified in the rule. These additional requirements could prevent broker-dealers from carrying out transactions and limit the ability of the selling security holders in this offering to sell their shares into any secondary market for our common stock and also limit the ability of any subsequent shareholders to sell the shares in the secondary market.

Holders
-------

On January 10, 2002, the Company's common stock was held by approximately 138 shareholders of record and by indeterminate number of investors through nominee or street name accounts with brokers.

                                40


Dividends
---------

We do not have a policy of paying dividends, and it is currently anticipated that no cash dividends will be paid in order to retain earnings to finance future growth. Any future decision to pay cash dividends will be made on the basis of earning, alternative needs for funds and other conditions existing at the time.

Transfer Agent and Registrar
----------------------------

The transfer agent and registrar for our common stock is Olde
Monmouth Stock Transfer Company, 77 Memorial Parkway, Atlantics
Highlands, New Jersey 07716.


                     EXECUTIVE COMPENSATION

Any compensation received by our officers, directors, and management personnel will be determined from time to time by our Board of Directors. Currently, our officers, directors, and management personnel are reimbursed for any out-of-pocket expenses incurred on our behalf.

Summary Compensation Table
--------------------------

The table set forth below summarizes the annual and long-term compensation for services in all capacities to us payable to our President. None of other significant employees total annual salary and bonus are anticipated to exceed $50,000 during the year ending December 31, 2002. Our Board of Directors has adopted an incentive stock option plan for our executive officers, key employees and consultants which could result in additional compensation.

                        Annual compensation            Long term compensation
                      -----------------------------------------------------------
                                                    Awards                Payouts
                                                 --------------------------------
                                                              Securities
                                        Other                 underlying             All
                                        Annual    Restricted   options/    LTIP     other
Name and               Salary   Bonus    Comp.   Stock Awards    SARs     Payouts   Comp.
Position        Year    ($)      ($)     ($)         ($)         (#)        ($)      ($)
------------------------------------------------------------------------------------------

Terry Kirby,    2000     0        0       0           0        450,000       0        0
President,      2001     0        0       0           0           0          0        0
Secretary,
Treasurer

Compensation of Directors
-------------------------

Our director, Terry Kirby, who is also our employee, receives no extra compensation for his service on our board of directors.

                               41



Employment Contracts
--------------------

We anticipate that we will enter into an employment agreement with Reg Berry by the first quarter of 2002, although we do not know the terms of that proposed agreement. We have no other employment contracts with any of our employees.

Stock Option Plan
-----------------

Under the Stock Plan maintained by the Company, the Company can grant incentive stock options and non-qualified stock options to officers, key employees, consultants and directors of the Company at a price not less than $0.25 per share. The maximum number of shares which may be issued under the plan is 2,000,000.

On January 14, 2000, the Company granted options to purchase 2,000,000 shares of common stock. 500,000 shares are exercisable at $0.25 per share and 1,500,000 shares are exercisable at $0.50 per share. The options vested immediately and expire in three years. 200,000 of the options granted to Terry Kirby are exercisable at $0.25 per share. The remaining 250,000 options granted to Mr. Kirby are exercisable at $0.50 per share.

                              42



                      FINANCIAL STATEMENTS


        GLOBAL INDUSTRIAL SERVICES INC. AND SUBSIDIARIES
                CONSOLIDATED FINANCIAL STATEMENTS


                              INDEX

AUDITED CONSOLIDATED FINANCIAL STATEMENTS OF THE COMPANY
AS OF DECEMBER 31, 2000 AND 1999:

Independent Auditors' Report                                  F-1

Consolidated Balance Sheets                                   F-2

Consolidated Statements of Operations                         F-3

Consolidated Statement of Stockholders' Equity                F-4

Consolidated Statements of Cash Flows                         F-5

Notes to Consolidated Financial Statements                F-6 - F-17


UNAUDITED INTERIM CONSOLIDATED FINANCIAL STATEMENTS
OF THE COMPANY FOR THE PERIOD ENDED SEPTEMBER 30, 2001:

Consolidated Balance Sheets                                  F-18

Consolidated Statements of Operations                        F-19

Consolidated Statement of Stockholders' Equity               F-20

Consolidated Statements of Cash Flows                        F-21

Notes to Consolidated Financial Statements                F-22 - F-28


                              43


INDEPENDENT AUDITORS' REPORT

To the Board of Directors and Shareholders of Global Industrial Services Inc. and Subsidiaries

We have audited the accompanying consolidated balance sheets of Global Industrial Services Inc. and Subsidiaries as of December 31, 2000 and 1999, and the related consolidated statements of operations, stockholders' equity and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Global Industrial Services Inc. and Subsidiaries as of December 31, 2000 and 1999, and the consolidated results of its operations and cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming the Company will continue as a going concern. As described in Note 1 to the financial statements, the Company has suffered recurring losses from operations and has a negative working capital. These factors raise substantial doubt about its ability to continue as a going concern. Management's plans in regards to these matters are also described in Note 1. These financial statements do not include any adjustments that might result from the outcome of this uncertainty.


                         MERDINGER, FRUCHTER, ROSEN & CORSO, P.C.
                         Certified Public Accountants

Los Angeles, California
February 9, 2001

                                 F-1

                                 44


            GLOBAL INDUSTRIAL SERVICES INC. AND SUBSIDIARIES
                       CONSOLIDATED BALANCE SHEETS
                              DECEMBER 31,


                                                    2000           1999
                                                 ----------     -----------
    ASSETS
CURRENT ASSETS
  Cash and cash equivalents                       $  119,376          $  215
  Accounts receivable, net of
   allowance for doubtful accounts of $26,830        872,661               -
  Prepaid expenses                                   111,206          11,041
  Inventory                                          185,801               -
  Advances to related party                                -          66,218
                                                ------------     -----------
     Total Current Assets                          1,289,044          77,474

Property and equipment, net                        3,089,461               -

Investments                                          106,667               -

Goodwill, net                                        880,041               -
                                                ------------     -----------
     TOTAL ASSETS                               $  5,365,213       $  77,474
                                                ============     ===========
    LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
  Cash overdraft                                   $  26,565       $       -
  Accounts payable                                   736,335           1,716
  Payable on investments                           1,314,300               -
  Current potion of long term debt                   511,581               -
  Deferred revenue                                    36,079               -
  Advances payable - related party                 1,050,323               -
                                                ------------     -----------
    Total current liabilities                      3,675,183           1,716

Long term debt, less current portion                 923,467               -
                                                ------------     -----------
    Total liabilities                              4,598,650           1,716
                                                ------------     -----------
COMMITMENTS AND CONTINGENCIES                              -               -

STOCKHOLDERS' EQUITY
  Common stock, $.001 par value; 50,000,000
shares
   authorized; 9,414,346 and 4,020,000 shares
   issued and outstanding                              9,415           4,020
  Additional paid-in capital                       1,608,490          33,934
  Foreign currency translation adjustment           ( 4,867)               -
  Common stock subscription                                -          90,000
  Accumulated deficit                              (846,475)        (52,196)
                                                ------------     -----------
    Total Stockholders' Equity                       766,563          75,758
                                                ------------     -----------
    TOTAL LIABILITIES AND STOCKHOLDERS'
     EQUITY                                     $  5,365,213       $  77,474
                                                ============     ===========

The accompanying notes are an integral part of these consolidated financial statements.

                               F-2

                               45


            GLOBAL INDUSTRIAL SERVICES INC. AND SUBSIDIARIES
                  CONSOLIDATED STATEMENTS OF OPERATIONS
                    FOR THE YEARS ENDED DECEMBER 31,


                                              2000            1999
                                          -----------     -----------
Revenue
  Drilling                               $  2,978,558            $  -
  Fees                                      2,440,681               -
                                         ------------     -----------
                                            5,419,239               -
                                         ------------     -----------
Cost of revenue
  Drilling                                  1,697,288               -
  Fees                                      1,193,713               -
                                         ------------     -----------
                                            2,891,001               -
                                         ------------     -----------
Gross profit
  Drilling                                  1,281,270               -
  Fees                                      1,246,968               -
                                         ------------     -----------
                                            2,528,238               -
                                         ------------     -----------
General and administrative expense          2,948,866          37,984
Amortization of goodwill                      135,975               -
                                         ------------     -----------
                                            3,084,841          37,984
                                         ------------     -----------
Loss from operations before other
income
  (expense) and provision for income        (556,603)        (37,984)
taxes

Other income (expense)
  Interest income                              10,621               -
  Interest expense                          (131,996)               -
  Loss on investment                        (175,000)               -
  Other income                                 58,699               -
                                         ------------     -----------
Loss before provision for income taxes      (794,279)        (37,984)

Income tax expense                                  -               -
                                         ------------     -----------
Net loss                                 $  (794,279)     $  (37,984)
                                         ============     ===========
Net loss per share - basic and diluted   $     (0.09)     $    (0.01)

Weighted average shares outstanding         8,684,323       3,700,000


The accompanying notes are an integral part of these consolidated financial statements.

                                   F-3

                                   46



                GLOBAL INDUSTRIES SERVICES, INC. AND SUBSIDIARIES
                 CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY

                                   Common Stock        Additional   Common          Currency
                                --------------------   Paid-in      Stock           Translation    Accumulated
                                 Shares      Amount    Capital      Subscriptions   Adjustment     Deficit        Total
                                ---------   --------   ---------    -------------   -----------    -----------  ---------

Balance at December 31, 1998    2,150,000   $  2,150   $  17,470      $       -        $      -    $  (14,212)  $   5,408

Capital stock issued pursuant
 to offering memorandum,        1,870,000      1,870      16,464              -               -             -      18,334

  For cash - at $0.01
  (net of issuance costs)

Common stock subscription               -          -           -         90,000               -             -      90,000

Net loss                                -          -           -              -               -       (37,984)    (37,984)
                                ---------   --------   ---------    -------------   -----------    -----------  ---------
Balance at December 31, 1999    4,020,000      4,020      33,934         90,000               -       (52,196)     75,758

Sale of common stock              210,000        210     159,790              -               -             -     160,000

Issuance of stock options               -          -     125,000              -               -             -     125,000

Issuance of shares                400,000        400      89,600        (90,000)              -             -           -

Issuance of shares for
 acquisitions                   4,688,538      4,689   1,056,550              -               -             -   1,061,239

Issuance of shares in
 settlement of payables            95,808         96     143,616              -               -             -     143,712

Foreign currency
 translation adjustment                 -          -           -              -          (4,867)            -    ( 4,867)

Net loss                                -          -           -              -               -      (794,279)  (794,279)
                                ---------   --------   ---------    -------------   ------------   -----------  ---------
Balance at December 31, 2000    9,414,346   $  9,415 $ 1,608,490      $       -        $ (4,867)   $ (846,475)  $ 766,563
                                =========   ======== ===========    =============   ============   ===========  =========

The accompanying notes are an integral part of these consolidated financial statements.
                                       F-4

                                       47



           GLOBAL INDUSTRIAL SERVICES INC. AND SUBSIDIARIES
                       STATEMENTS OF CASH FLOWS

                                                  For the Year Ended
                                                     December 31,
                                             ----------------------------
                                                 2000            1999
                                             -----------     ------------
CASH FLOWS FROM OPERATING ACTIVITIES
  Net loss                                  $  (794,279)     $   (37,984)
  Adjustments to reconcile net loss to net
    cash used in operating activities:
    Depreciation and amortization               437,604                -
    Bad debt                                     82,784                -
    Loss on investment                          175,000            5,881
    Stock-based compensation                    125,000                -
    Changes in assets and liabilities
      Accounts receivable                       489,944                -
      Inventory                                (84,369)                -
      Other assets                             (70,661)          (9,014)
      Deferred revenue                        (337,454)                -
      Accounts payable                        (157,149)            1,716
                                             ----------      -----------
Net cash used by operating activities         (133,580)         (39,401)
                                             ----------      -----------
CASH FLOWS FROM INVESTING ACTIVITIES
  Property and equipment                      (198,322)          (2,500)
  Net cash in acquisitions                     (44,288)                -
                                             ----------      -----------
Net cash used in investing activities         (242,463)          (2,500)
                                             ----------      -----------
CASH FLOWS FROM FINANCING ACTIVITIES
  Cash overdraft                                 26,565                -
  Sale of common stock                          160,000           18,334
  Stock subscription                                  -           90,000
  Note payable proceeds                          41,050                -
  Note payable repayments                     (255,081)                -
  Distributions                                       -                -
  Investments in subsidiaries                 (650,000)                -
  Advances from related party                 1,177,537         (66,218)
                                             ----------      -----------
Net cash provided by financing activities       500,071           42,116
                                             ----------      -----------
Effect of exchange rate changes on cash         (4,867)                -
                                             ----------      -----------
Net increase in cash                            119,161              215

Cash - beginning                                   215                -
                                             ----------      -----------
Cash - ending                              $    119,376     $        215
                                             ==========      ===========
Cash paid during the year for:
  Interest                                 $    131,996     $          -
  Income taxes                                        -                -

The accompanying notes are an integral part of the financial statements.

                                  F-5

                                  49


           GLOBAL INDUSTRIAL SERVICES INC. AND SUBSIDIARIES
              NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                      DECEMBER 31, 2000 AND 1999

NOTE 1 -  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

          Nature of Operations
          --------------------
          Global Industrial Services Inc. and Subsidiaries (formerly Charger Ventures, Inc.), ("Global" or the "Company"), was a development stage company under the provisions of Statement of Financial Accounting Standards ("SFAS") No. 7 for the year ended December 31, 1999. In the second quarter of 2000, the Company acquired two operating entities and is no longer in the development stage. The Company was incorporated under the laws of the State of Nevada on July 24, 1998. On March 30, 2000, the Company changed its name to Global Industrial Services Inc. and Subsidiaries

          Basis of Presentation
          ---------------------
          The accompanying consolidated financial statements include the accounts of Global Industrial Services Inc. and Subsidiaries and its wholly-owned subsidiaries. Those subsidiaries are Stothert Group, Inc. ("Stothert") and AK Drilling, Inc. ("AK Drilling"). AK Drilling is comprised of AK Drilling, Inc. and AK International, S.A ("AK International"). Stothert is comprised of the following entities:

                    Stothert Management Ltd. (SML)
                    Stothert Engineering Ltd. (SEL)
                    Mutual Forest Industries Ltd. (MFI)
                    Stothert Schultz International Inc. (SSI)
                    Stothert Power Corp.
                    J.R. Lewis & Associates Ltd. (JRL)
                    988650 Enterprises Ltd.

          All significant intercompany accounts and transactions have been eliminated in consolidation.

          As reflected in the accompanying financial statements, the Company has had recurring losses from operations, a negative cash flow from operations and a negative working capital. These matters raise substantial doubt about the Company's ability to continue as a going concern.

          In view of the matters described in the preceding paragraph, recoverability of a major portion of the recorded asset amounts shown in the accompanying consolidated balance sheet is dependent upon continued operations of the Company, which, in turn, is dependent upon the Company's ability to continue to raise capital and generate positive cash flows from operations. The consolidated financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or amounts and classifications of liabilities that might be necessary should the Company be unable to continue its existence.

                                  F-6

                                  50

           GLOBAL INDUSTRIAL SERVICES INC. AND SUBSIDIARIES
              NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                      DECEMBER 31, 2000 AND 1999

NOTE 1 -  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

          Basis of Presentation (continued)
          Management plans to take the following steps that it believes will be sufficient to provide the Company with the ability to continue in existence:

          a)   Raise additional capital through the sale of capital stock
          b) Acquire additional operating companies through the issuance of capital stock and cash

          Lines of Business
          -----------------
          The Company, through its subsidiary Stothert, provides engineering, construction and project management services for the pulp and paper industry with particular focus on recausticizing plants and lime kilns. Stothert provides a full range of services including feasibility studies, detailed engineering, due diligence, mill audits, project management services, turnkey supply and construction, operations and training services, and project financing. Stothert's business is conducted in Vancouver, Canada. The Company's subsidiary AK Drilling operates primarily in the mineral and water drilling industry. Its offices are located in Montana. AK Drilling also conducts operations in Peru, through AK International.

          Use of Estimates
          ----------------
          The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reported period. Actual results could differ from those estimates.

          Fair Value of Financial Instruments
          -----------------------------------
          The Company measures its financial assets and liabilities in accordance with generally accepted accounting principles. For certain of the Company's financial instruments, including cash and cash equivalents, accounts receivable, accounts payable, payables on investments and advances to and from related parties, the carrying amounts approximate fair value due to their short maturities.

          Cash and Cash Equivalents
          -------------------------
          The Company considers all highly liquid investments purchased with original maturities of three months or less to be cash equivalents.

          Concentration of Credit Risk
          ----------------------------
          From time to time the Company places its cash in what it believes to be credit-worthy financial institutions.
          However, cash balances may exceed FDIC insured levels at various times during the year.

                                  F-7

                                  51


           GLOBAL INDUSTRIAL SERVICES INC. AND SUBSIDIARIES
              NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                      DECEMBER 31, 2000 AND 1999

NOTE 1 -  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

          Inventory
          ---------
          Inventory is stated at the lower of cost or market. Cost is determined on a first-in, first-out basis.

          Inventory consists principally of piping and drilling supplies.

          Revenue Recognition
          -------------------
          The Company records revenue as services are performed. Contract revenue is recognized using the percentage of completion method. Billings to customers in advance of services performed are credited to deferred revenue.

          Depreciation and Amortization
          -----------------------------
          Property and equipment are stated at cost and are depreciated using the straight-line and declining balance methods over their estimated useful lives. Drilling equipment is depreciated over 10 to 15 years. Office equipment is depreciated over 5 to 7 years. Computer software and hardware is depreciated over 3 to 5 years.

          The costs of maintenance and repairs are charged to expense when incurred; costs of renewals and betterments are capitalized. Upon the sales or retirement of property and equipment, the cost and related accumulated depreciation are eliminated from the respective accounts and the resulting gain or loss is included in operations.

          Goodwill
          --------
          Goodwill represents the excess cost over the fair value of net assets acquired. Goodwill is being amortized on the straight-line basis over a period of 5 years. The carrying value of goodwill is reviewed if facts and circumstances suggest that it may be impaired, but at a minimum it is evaluated annually. Negative operating results and negative cash flows from operations, among other factors, could be indicative of the impairment of goodwill. The recoverability of the goodwill is measured using undiscounted, estimated future cash flows. If an impairment of the goodwill is determined to exist, the carrying value of the goodwill is adjusted down to fair value as determined by estimated discounted future cash flows.

          Impairment of Long-Lived Assets
          -------------------------------
          Long-lived assets to be held and used are analyzed for impairment whenever events or changes in circumstances indicate that the related carrying amounts may not be recoverable. When required, impairment losses on assets to be held and used are recognized based on the fair value of the assets and long-lived assets to be disposed of are reported at the lower of carrying amount or fair value less cost to sell.

                                  F-8

                                  52

           GLOBAL INDUSTRIAL SERVICES INC. AND SUBSIDIARIES
              NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                      DECEMBER 31, 2000 AND 1999

NOTE 1 -  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

          Income Taxes
          ------------
          The Company accounts for income taxes pursuant to SFAS No. 109, "Accounting for Income Taxes". Deferred taxes are provided on a liability method whereby deferred tax assets are recognized for deductible temporary differences, and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion of all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

          Translation of Foreign Currency
          -------------------------------
          The Company translates the foreign currency financial statements of its Canadian subsidiary in accordance with the requirements of SFAS No. 52, "Foreign Currency Translation". Assets and liabilities are translated at current exchange rates, and related revenues and expenses are translated at average exchange rates in effect during the period. Resulting translation adjustments are recorded as a separate component in stockholders' equity. Foreign currency transaction gains and losses are included in the statement of operations.

          Stock-Based Compensation
          ------------------------
          The Company has adopted the intrinsic value method of accounting for stock-based compensation in accordance with Accounting Principles Board Opinion ("APB") No. 25,
          "Accounting for Stock Issued to Employees" and related interpretations.

          Net Loss Per Common Share
          -------------------------
          The Company calculates net loss per share based on SFAS No. 128, "Earnings Per Share". Basic loss per share is computed by dividing net loss attributable to common stockholders by the weighted average number of common shares outstanding. Diluted loss per share is computed similar to basic loss per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive. At December 31, 2000, the Company had 2,000,000 potentially dilutive securities.

          Comprehensive Income
          --------------------
          The Company has adopted SFAS No. 130, "Reporting
          Comprehensive Income". SFAS 130 establishes standards for reporting and display of comprehensive income and its components in a full set of general-purpose financial statements.

NOTE 2 -  DUE FROM RELATED COMPANY

          Advances to and from a related company are non-interest bearing, unsecured and due on demand. The related company is controlled by one of the stockholders of the Company.

                                  F-9

                                  53


           GLOBAL INDUSTRIAL SERVICES INC. AND SUBSIDIARIES
              NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                      DECEMBER 31, 2000 AND 1999

NOTE 3 -  INCOME TAXES

       The components of the provision for income taxes is as follows:

                                                          2000          1999
                                                         -------       -------
    Current tax expense
    U.S. Federal                                         $     -       $     -
    State and local                                            -             -
                                                         -------       -------
      Total current                                            -             -
                                                         -------       -------
    Deferred tax expense
      U.S. Federal                                             -             -
      State and local                                          -             -
                                                         -------       -------
      Total deferred                                           -             -
                                                         -------       -------
        Total tax provision from continuing operations   $     -       $     -
                                                         -------       -------
    Federal income taxes rate                             34.0 %        34.0 %
    Effect of valuation allowance                        (34.0)%       (34.0)%
                                                         -------       -------
    Effective income tax rate                                 -              -
                                                         =======       =======

       The Company named net operating losses aggregating approximately $721,000. $38,000 expire in 2019 and $683,000 expire in 2020.

       Deferred tax assets and liabilities reflect the net effect of temporary differences between the carrying amount of assets and liabilities for financial reporting purposes and amounts used for income tax purposes. Significant components of the Company's deferred tax assets and liabilities are as follows:

     Deferred tax assets
       Loss carryforwards                              $   245,100     $ 17,700
       Less: valuation allowance                         (245,100)     (17,700)
                                                       -----------     --------
       Net deferred tax assets                                   -     $      -
                                                       ===========     ========

       The Company has provided a valuation allowance for the deferred tax asset since management has not been able to determine whether the asset is realizable.

       AK Drilling, with the consent of its shareholder, had elected under the Internal Revenue Code to be an S corporation. In lieu of corporation's income taxes, the shareholders of an S corporation are taxed on their proportionate share of the Company's taxable income. Therefore, no provision or liability for federal income taxes has been included in the financial statements for the periods prior to the acquisition by Global. The S corporation election has been terminated on that date.

                                 F-10

                                  54

           GLOBAL INDUSTRIAL SERVICES INC. AND SUBSIDIARIES
              NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                      DECEMBER 31, 2000 AND 1999

NOTE 4 -  STOCK OPTION PLANS

          Under the Stock Plan maintained by the Company, the Company can grant incentive stock options and non-qualified stock options to officers, key employees, consultants and directors of the Company at a price not less than $0.25 per share.

          The maximum number of shares which may be issued under the plan is 2,000,000.

          On January 14, 2000, the Company granted options to purchase 2,000,000 shares of common stock. 500,000 shares are exercisable at $0.25 per share and 1,500,000 shares are exercisable at $0.50 per share. The options vested immediately and expire in three years.

          Pursuant to APB 25, the Company has recorded compensation expense of $125,000 during the year ended December 31, 2000.

          There were no stock option transactions during the year ended December 31, 1999.

          A summary of stock option transactions are as follows:

                                                         Year ended
                                                        December 31,
                                                            2000
                                                        ------------
        Outstanding, beginning                                    -

        Granted at an exercise price of $0.25 per share     500,000

        Granted at an exercise price of $0.50 per share   1,500,000
                                                         ----------
        Outstanding, ending                               2,000,000
                                                         ==========
        Exercisable, ending                               2,000,000
                                                         ==========

        The Company accounts for its stock option transactions under the provisions of APB No. 25. The following pro forma information is based on estimating the fair value of grants based upon the provisions of SFAS No. 123. The fair value of each option granted during the periods indicated has been estimated as of the date of grant using the Black-Scholes option pricing model with the following assumptions:

        Risk free interest rate                              6.375%
        Life of the options                                 2 years
        Expected dividend yield                                  0%
        Expected volatility                                      0%
        Weighted fair value of options granted                $0.12

                                 F-11

                                  55

           GLOBAL INDUSTRIAL SERVICES INC. AND SUBSIDIARIES
              NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                      DECEMBER 31, 2000 AND 1999



NOTE 4 -  STOCK OPTION PLANS (Continued)

          Accordingly, the Company's pro forma net loss and net loss per share assuming compensation cost was determined under SFAS No. 123 would have been the following:

          Net loss                                    $ (909,279)
          Net loss per basic share                    $    (0.10)

          Weighted average option price per share
            Granted                                   $     0.44
            Exercised                                          -
            Cancelled                                          -
            Outstanding at end of period                    0.44
            Exercisable at end of period                    0.44
          Weighted average remaining life
             of options outstanding                      2 years

NOTE 5 - ACQUISITIONS

         During the second quarter of 2000, Global completed the acquisition of AK Drilling, Inc. and Stothert Group, Inc. Both acquisitions are recorded using the purchase method of accounting under the provisions of APB Opinion No. 16.

         On April 6, 2000, the Company completed its acquisition of AK Drilling, Inc., a company engaged in the contract drilling for minerals and water. According to the terms of this acquisition, the Company acquired all of the capital stock of AK Drilling, Inc. for a total consideration of $1,150,000 in cash plus 1,000,000 shares of common stock of the Company valued at $0.64 per share (fair value at the acquisition date). At December 31, 2000, $768,000 of the cash portion of the purchase price remained unpaid.

         On April 26, 2000, the Company completed its acquisition of Stothert Group, Inc., an engineering firm. According to the terms of this acquisition, the Company acquired all of the capital stock of Stothert Group, Inc. for a total consideration of $814,300 in cash plus 227,000 shares of common stock of the Company valued at $0.88 per share (fair value at the acquisition date). At December 31, 2000, $546,300 of the cash portion of the purchase price remained unpaid.

         The estimated fair value of assets acquired and liabilities assumed is summarized as follows:

                                 F-12

                                 56


           GLOBAL INDUSTRIAL SERVICES INC. AND SUBSIDIARIES
              NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                      DECEMBER 31, 2000 AND 1999

NOTE 5 -  ACQUITISIONS (Continued)

                                     AK             Stothert
                                     Drilling       Group
                                    ----------     ----------

         Cash                       $( 81,018)      $  36,729
         Accounts receivable           436,710        997,265
         Inventory                     101,432              -
         Fixed assets                2,691,344        109,660
         Other receivables               5,511              -
         Other assets                   43,093        117,414
         Accounts payable           ( 122,311)      (856,816)
         Taxes payable              (  56,352)              -
         Notes payable              (1,230,909        (3,322)
                                             )
         Deferred revenue                    -      (373,533)
         Goodwill                            -        985,642
                                    ----------     ----------
                                             -
                                    $1,787,500     $1,013,039
                                    ==========     ==========

         Goodwill recorded through acquisitions is $1,016,016 and is being amortized over five years. Amortization expense recorded in the statement of operations for the year ended December 31, 2000 totals $135,975.

         The operations of the acquired entities have been included in the statement of operations from the dates of acquisition.

         Additionally, the Company issued 95,808 shares of stock, valued at $143,712, to former shareholders of Stothert to settle accounts payable and accrued expenses.

         Proforma information as if the acquisitions had occurred at the beginning of the periods presented is as follows:

                                      Years ended
                                      December 31,
                                 ------------------------
                                    2000          1999
                                 ----------    ----------
            Revenue              $7,302,584    $8,061,549
            Net loss              (420,262)     (855,433)
            Loss per share       $   (0.05)     (   0.19)


                                 F-13

                                 57


           GLOBAL INDUSTRIAL SERVICES INC. AND SUBSIDIARIES
              NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                      DECEMBER 31, 2000 AND 1999



NOTE 6 -  PROPERTY AND EQUIPMENT

          Property and equipment consist of the following:

                                                         December 31,
                                                  -------------------------
                                                       2000          1999
                                                  -----------      --------
          Drill Rigs                              $ 2,884,884      $      -
          Auto & Trucks                               486,313             -
          Equipment                                   451,081             -
          Computer Equipment and Software             105,129             -
          Office Equipment, Furniture and Fixtures     31,693             -
          Office Building                               1,735             -
                                                  -----------     ---------
                                                    3,960,835             -
          Less: Accumulated Depreciation          (  871,374)             -
                                                  -----------     ---------
          Net Property and Equipment              $ 3,089,461      $      -
                                                  ===========     =========

          Depreciation expense recorded in the statement of operations for the years ended December 31, 2000 and 1999 was $301,629 and $0, respectively.

          During the year ended December 31, 2000, equipment aggregating $428,000 was acquired through notes payable.

NOTE 7 -  LONG-TERM DEBT

          Long-term debt consists of the following:

                                               December 31,
                                         ------------------------
                                             2000          1999
                                         -----------     --------
          FCB Consolidation              $   734,715    $      -
          FCB Trucks                          42,992           -
          FCB Operating Line                  59,889           -
          Center Capital 3                   272,768           -
          Dateline Drilling                  281,462           -
          Kettle Drilling                     33,000           -
          Security Bank                        5,160           -
          Security Bank                        5,062           -
            Total                          1,435,048           -
            Current Portion                  511,581           -
            Long-Term Portion            $   923,467    $      -

          Maturities of long-term debt are as follows:

          2001                           $   511,581
          2002                               350,272
          2003                               270,175
          2004                               207,915
          2005 and thereafter                 95,105
                                          ----------
                                          $1,435,048
                                          ==========

                                 F-14

                                 58



           GLOBAL INDUSTRIAL SERVICES INC. AND SUBSIDIARIES
               NOTES TO CONSOLDATED FINANCIAL STATEMENTS
                      DECEMBER 31, 2000 AND 1999

NOTE 7 -  LONG-TERM DEBT (Continued)

          The Company is obligated to First Citizens Bank under a 60-month promissory note dated September 30, 1999 in the principal amount of $944,030. The FCB consolidation loan was set up in 1999 to consolidate several capitalized leases along with other notes payable so as to lower the interest rate. The note bears interest at a fixed rate of 8.25% per year with monthly payments of $19,253, and will be fully repaid as of August 2004. The balance due as of December 31, 2000 was $734,715.

          The Company is obligated to First Citizens Bank under a 60-month promissory note dated January 4, 1999 in the principal amount of $65,165. The note bears interest at a fixed rate of 7.75% per year with monthly payments of $1,314. The balance due as of December 31, 2000 was $42,992.

          The First Citizens Bank Operating Line was established in 2000 and is for a maximum amount of $100,050. The Operating Line is secured by all unsecured inventory, accounts receivable and equipment. The loan bears interest at a fixed rate of 9.25% per year. The balance due as of December 31, 2000 was $59,889. The due date of the Operating Line is August 2001.

          The Center Capital loan is from the purchase of Foremost drilling rigs in August of 1999. This loan bears interest of 9.0% per year, and is payable in monthly installments totaling $61,680 per year. The balance due as of December 3,1 2000 was $272,768, and will be fully repaid as of September 2006. This loan is secured by liens on the drilling rigs and other equipment.

          The Company is obligated to Kettle Drilling under a 12-month promissory note dated December 2000, in the principal amount of $33,000. Payments of $2,750 per month commence in January 2001, and no interest has been paid or accrued as of December 31, 2000, in accordance with the terms of the promissory note. The note is non-interest bearing unless payments are late, in which case interest is due on the late payment amount at 18% per year.

          The Company is obligated to Security Bank under a 60-month promissory note dated November 7, 1996 in the principal amount of $24,086. The note bears interest at a fixed rate of 7.5% per year with monthly payments of $485. The balance due as of December 31, 2000 was $5,160.

          The Company is obligated to Security Bank under a 60-month promissory note dated April 23, 1996 in the principal amount of $49,103. The note bears interest at a fixed rate of 8.75% per year with monthly payments of $1,020. The balance due as of December 31, 2000 was $5,062.

                                 F-15

                                 59



           GLOBAL INDUSTRIAL SERVICES INC. AND SUBSIDIARIES
              NOTES TO CONSOLDIATED FINANCIAL STATEMENTS
                      DECEMBER 31, 2000 AND 1999


NOTE 8 - COMMITMENTS AND CONTINGENCIES

         Operational Leases
         ------------------
         AK Drilling rents on-site office and living quarters on a per-job basis. The terms of the leases range from a month-to-month to a maximum of a 6-month lease.

         Stothert leases premises under an operating lease which expires in 2005. The aggregate minimum annual rental payments over the next five years are CAD $252,000 per year.

         Rent expenses included in the statement of operations for the year ended December 31, 2000 and 1999 was $150,916 and $0, reprectively.

         Stothert has issued standby letters of credit totaling CAD $211,800 relating to contracts that are already completed or will be completed in 2000. These standby letters of credit will expire on December 31, 2002.

         Stothert is currently involved in a dispute with a customer regarding the provision of services. The dispute is being handled by Stothert's professional liability insurers. Negotiations are in progress to settle the claim within the insurance policy limits.

NOTE 9 - INVESTMENTS

         Stothert invested CAD $160,000 in 160,000 non-voting preferred shares of Lakes Ranch Ltd. on August 30, 1996.
         Lakes Ranch Ltd. is owned and controlled by a shareholder of the Company.

         Global exercised an option to acquire 28% of Sharpshooter Resources, Inc., from a shareholder, on January 11, 2000. This acquisition was valued at the shareholder's historical cost basis of $225,000. During the year, the recoverability of this investment became impaired and the Company sold its share and any recoverability thereon to a related party for forgiveness of $50,000 of advances received from that party, and the right to receive 25% of any net increases from this investment.

NOTE 10 - GEOGRAPHIC AREAS AND INDUSTRY SEGMENTS

         The Company currently operates in two principal segments, engineering services and contract drilling.

         The Company's foreign operations are conducted by Global, Stothert and AK International.


                                 F-16

                                 60


           GLOBAL INDUSTRIAL SERVICES INC. AND SUBSIDIARIES
              NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                      DECEMBER 31, 2000 AND 1999

NOTE 10 -   GEOGRAPHIC AREAS AND INDUSTRY SEGMENTS (Continued)

          For the period ended December 31,:

          Revenues from external customers
            Drilling                                $ 2,978,558
            Engineering                               2,440,681
                                                    -----------
                                                    $ 5,419,239
                                                    ===========

          Interest expense:
            Drilling                                $   131,996
            Engineering                                       -
                                                    -----------
                                                    $   131,996
                                                    ===========

          Depreciation and amortization:
            Drilling                                $   328,004
            Engineering                                 109,600
                                                    -----------
                                                    $   437,604
                                                    ===========

          Segment profit (loss) before taxes:
            Drilling                                $   263,603
            Engineering                                  88,327
            Corporate                               (1,146,209)
                                                    -----------
                                                    $ (794,279)
                                                    ===========

          Segment assets:
            Drilling                                $ 3,711,253
            Engineering                               1,616,514
            Corporate                                    37,446
                                                    -----------
                                                    $ 5,365,213
                                                    ===========

         The following geographic area data for trade revenues is based on product or service delivery location and property, plant, and equipment is based on physical location.

          Revenues from external
          customers:
            United States                   $ 2,415,074
            Canada                            2,440,681
            Peru                                563,484
                                            -----------
                                            $ 5,419,239
                                            ===========
          Segment assets:
            United States                   $ 3,127,800
            Canada                            1,653,960
            Peru                                583,453
                                            -----------
                                            $ 5,365,213
                                            ===========

                                 F-17

                                 61


                 UNAUDITED INTERIM FINANCIAL STATEMENTS
                 --------------------------------------

Management has compiled the unaudited interim financial information of Global Industrial Services Inc. consisting of the interim balance sheet as at September 30, 2001 and the interim statement of operations and the interim statement of cash flows for the nine months ended September 30, 2001. This financial information has not been audited or reviewed by an accounting firm. Readers are cautioned that these statements may not be appropriate for their purposes.

                     GLOBAL INDUSTRIAL SERVICES INC.
                       CONSOLIDATED BALANCE SHEETS

                                         September 30,      December 31,
ASSETS                                       2001               2000
                                         -------------     --------------
CURRENT ASSETS                            (Unaudited)

  Cash and cash equivalents                $  339,627       $   119,376
  Accounts receivable                         513,515           872,661
  Prepaid expenses                             22,484           111,206
  Inventory                                   214,970           185,801
  Due From Related Party                       80,949                 -
                                         -------------     -------------
    Total Current Assets                    1,171,545         1,289,044

PROPERTY AND EQUIPMENT                      3,145,530         3,089,461

OTHER ASSETS                                  146,396           106,667

GOODWILL                                      733,588           880,041
                                         -------------     -------------
TOTAL ASSETS                             $  5,197,059      $  5,365,213
                                         =============     =============


LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
  Cash overdraft                         $      5,547         $  26,565
  Accounts payable and accrued
    liabilities                               759,702           736,335
  Payable on investments                    1,174,300         1,314,300
  Payable on convertible note                  63,713                 -
  Current portion of long term debt           633,433           511,581
  Deferred revenue                            142,018            36,079
  Advances payable - related party            250,650         1,050,323
                                         -------------     -------------
    Total current liabilities               3,029,363         3,675,183

Debenture payable                             100,000                 -

Long term debt, less current portion          758,360           923,467
                                         -------------     -------------
    Total liabilities                       3,887,723         4,598,650
                                         -------------     -------------
STOCKHOLDERS' EQUITY
  Common stock, $.001 par value;
   50,000,000 shares authorized;
   20,806,097 and 9,414,346 shares
   issued and outstanding                      20,807             9,415
  Additional paid-in capital                5,520,973         1,608,490
  Foreign currency translation
    adjustment                                (21,079)           (4,867)
  Accumulated deficit                      (4,211,365)         (846,475)
                                         -------------     -------------
    Total Stockholders' Equity              1,309,336           766,563
                                         -------------     -------------
  TOTAL LIABILITIES AND
STOCKHOLDERS'
   EQUITY                                 $ 5,197,059       $ 5,365,213
                                         =============     =============

                                       F-18

                                       62


                         GLOBAL INDUSTRIAL SERVICES INC.
                        STATEMENT OF STOCKHOLDERS' EQUITY

                                    Common Stock         Additional                    Currency
                                ----------------------     Paid-in     Common Stock    Translation   Accumulated
                                 Shares        Amount      Capital     Subscriptions   Adjustment      Deficit        Total
                                --------      --------   -----------   -------------   ----------    -----------   ----------

Balance at December 31, 2000     9,414,346        9,415   1,608,490              -      (4,867)      (846,475)       766,563

  Sale of common stock             206,667          207      74,793              -            -              -        75,000

  Issuance of shares as part
   of option agreement              25,000           25      16,225              -            -              -        16,250

  Issuance of shares
   for services                  2,357,000        2,357   1,048,643              -            -              -     1,051,000

  Issuance of shares
   for compensation              2,500,000        2,500     974,000              -            -              -       976,500

  Issuance of shares in
   settlement of payables        4,849,751        4,850   1,475,075              -            -              -     1,479,925

  Foreign currency
   translation adjustment                -            -           -              -     (22,540)              -      (22,540)

  Net loss                               -            -           -              -            -    (2,006,445)   (2,006,445)
                              ------------    --------- -----------    -----------  -----------   ------------   -----------
Balance at March 31, 2001       19,352,764       19,354   5,197,226              -     (27,407)    (2,852,920)     2,336,253

  Issuance of shares
   for services                    833,333          833     224,167              -            -              -       225,000

  Foreign currency
   translation adjustment                -            -           -              -       16,446              -        16,446

  Net loss                               -            -           -              -            -      (696,490)     (696,490)

  Convertible debenture
   beneficial conversion
   feature                               -            -      25,000              -            -              -        25,000
                              ------------    --------- -----------    -----------  -----------   ------------   -----------
Balance at June 30, 2001        20,186,097       20,187   5,446,393              -     (10,961)    (3,549,410)     1,906,209

  Sale of common stock             500,000          500      49,500              -            -              -        50,000

  Issuance of shares for
   services                        120,000          120      25,080              -            -              -        25,200

  Foreign currency
   translation adjustment                                                              (10,118)                     (10,118)

  Net loss                               -            -           -              -            -      (661,955)     (661,955)
                              ------------    --------- -----------    -----------  -----------   ------------   -----------

Balance at September 30, 2001   20,806,097       20,807   5,520,973              -     (21,079)    (4,211,365)     1,309,336
                              ============    ========= ===========    ===========  ===========   ============   ===========

                                         F-19

                                         63


                         GLOBAL INDUSTRIAL SERVICES INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (UNAUDITED)

                                          For the Three     For the Three    For the Nine       For the Nine
                                          Months Ended      Months Ended     Months Ended       Months Ended
                                          September 30,     September 30,    September 30,      September 30,
                                              2001              2000             2001               2000
                                          ------------      ------------     ------------- -    -------------
Revenue
  Drilling Services                          $ 441,420        $  732,705      $  1,999,734      $  1,580,558
  Engineering Services                         511,928           864,830         1,839,303         1,655,254
                                         -------------     -------------   ---------------    --------------
                                               953,348         1,597,535         3,839,037         3,235,812

Operating Costs
  Drilling Services                            451,393           646,005         1,597,385         1,084,713
  Engineering Services                         306,289           425,753         1,032,010         1,044,737
                                         -------------     -------------   ---------------    --------------
                                               757,682         1,071,758         2,629,395         2,129,450

Operating Profit                               195,666           525,777         1,209,642         1,106,362

General and administrative expense             716,908           481,176         4,311,423         1,100,539
Amortization of goodwill                        52,275            49,283           149,521            82,138
Impairment adjustment                                -                 -                 -           225,000
Interest expense                                96,301            28,367           148,722            53,452
Interest Income                                (7,863)           (1,121)          (35,134)           (6,907)
                                         -------------     -------------   ---------------    --------------

(Loss) income from operations
 before income taxes                         (661,955)            40,018       (3,364,890)         (347,860)

Provision for income taxes                           -                 -                 -                 -
                                         -------------     -------------   ---------------    --------------
Net loss                                   $ (661,955)         $  40,018      $(3,364,890)       $( 347,860)
                                         =============     =============   ===============    ==============
Net loss per common share - basic          $    (0.03)         $    0.01      $     (0.19)       $    (0.05)
  and diluted                            =============     =============   ===============    ==============
Weighted average number of common shares
  outstanding - basic and diluted           20,473,764         7,576,464        17,669,413         7,576,464
                                         =============     =============   ===============    ==============

                                      F-20

                                      64




                         GLOBAL INDUSTRIAL SERVICES INC.
                      CONSOLIDATED STATEMENTS OF CASH FLOW
                                   (UNAUDITED)

                                                     For the nine       For the nine
                                                     months ended       months ended
                                                     September 30,      September 30,
                                                         2001               2000
                                                     -------------      ------------
CASH FLOWS FROM OPERATING ACTIVITIES
  Net loss                                          $ (3,364,890)        $ (347,860)
  Adjustments to reconcile net loss to
   net cash (used in) operating activities:
    Depreciation and amortization                         302,714           186,403
    Bad debt                                               75,531                 -
    Debenture discount amortization                        25,000                 -
    Non-cash interest expense                                 313                 -
    Write off of property and equipment                     8,000                 -
    Shares issued for option agreement                     16,250                 -
    Shares issued for services and compensation         2,277,700           125,000
    Impairment of investment                                    -           225,000
    Changes in assets and liabilities
     Accounts receivable                                  283,615            98,605
     Inventory                                           (29,169)            53,510
     Prepaid Expenses                                     113,882         (130,566)
     Other assets                                        (39,729)               249
     Deferred revenue                                     105,939         (184,544)
     Accounts payable and accrued liabilities             343,439         (158,785)
                                                   --------------      ------------
NET CASH PROVIDED BY (USED IN)
  OPERATING ACTIVITIES                                    118,595         (132,988)
                                                   --------------      ------------
CASH FLOWS FROM INVESTING ACTIVITIES
  Property and equipment                                  (5,381)            54,168
  Net cash in acquisitions                                      -        (  43,051)
                                                   --------------      ------------
NET CASH USED IN INVESTING ACTIVITIES                     (5,381)            11,117
                                                   --------------      ------------
CASH FLOWS FROM FINANCING ACTIVITIES
  Cash overdraft                                         (21,018)                 -
  Sale of common stock                                    125,000           122,500
  Convertible debenture proceeds                          100,000                 -
  Convertible note proceeds                                63,400                 -
  Note payable repayments                               (258,204)         (101,648)
  Payable on investments                                (140,000)                 -
  Investments in subsidiaries                                   -         (650,000)
  Advances from related party                             254,071           882,887
                                                   --------------      ------------
NET CASH PROVIDED (USED) BY FINANCING                     123,249           253,739
ACTIVITIES
                                                   --------------      ------------
EFFECT OF EXCHANGE RATE CHANGES ON CASH                  (16,212)           (8,659)
                                                   --------------      ------------
NET (DECREASE) INCREASE IN CASH                           220,251           123,209

Cash  - beginning                                         119,376               215
                                                   --------------      ------------
Cash - ending                                          $  339,627        $  123,424
                                                   ==============      ============

The accompanying notes are an integral part of the financial statements.

                                     F-21

                                      65




                 GLOBAL INDUSTRIAL SERVICES INC.
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
          FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2001


NOTE 1 -  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

          Interim Financial Information
          -----------------------------
          The accompanying unaudited interim financial statements have been prepared by the Company, in accordance with generally accepted accounting principles pursuant to Regulation S-B of the Securities and Exchanges Commission. Certain information and footnote disclosures normally included in audited financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted. Accordingly, these interim financial statements should be read in conjunction with the Company's financial statements and related notes as contained in Form 10-KSB for the year ended December 31, 2000. In the opinion of management, the interim financial statements reflect all adjustments, including normal recurring adjustments, necessary for fair presentation of the interim periods presented. The results of operations for the nine months ended September 30, 2001 are not necessarily indicative of results of operations to be expected for the full year.

          Basis of Presentation
          ---------------------
          The accompanying consolidated financial statements include the accounts of Global Industrial Services Inc.
          and its wholly-owned subsidiaries

          All significant intercompany accounts and transactions have been eliminated in consolidation.

          As reflected in the accompanying financial statements, the Company has had recurring losses from operations, a negative cash flow from operations and a negative working capital. These matters raise substantial doubt about the Company's ability to continue as a going concern.

          In view of the matters described in the preceding paragraph, recoverability of a major portion of the recorded asset amounts shown in the accompanying consolidated balance sheet is dependent upon continued operations of the Company, which, in turn, is dependent upon the Company's ability to continue to raise capital and generate positive cash flows from operations. The consolidated financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or amounts and classifications of liabilities that might be necessary should the Company be unable to continue its existence.

          Management plans to take the following steps that it believes will be sufficient to provide the Company with the ability to continue in existence:

          a)  Raise additional capital through the sale of capital stock
          b) Acquire additional operating companies through the issuance of capital stock and cash

                               F-22

                                66


                 GLOBAL INDUSTRIAL SERVICES INC.
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
          FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2001


NOTE 1 -  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

          Lines of Business
          -----------------
          The Company, through its subsidiary Stothert, provides engineering, construction and project management services for the pulp and paper industry with particular focus on recausticizing plants and lime kilns. Stothert provides a full range of services including feasibility studies, detailed engineering, due diligence, mill audits, project management services, turnkey supply and construction, operations and training services, and project financing. Stothert's business is conducted in Vancouver, Canada. The Company's subsidiary AK Drilling operates primarily in the mineral exploration and water drilling industry. Its offices are located in Montana. AK Drilling also conducts operations in Peru, through its subsidiary AK International, S.A..

NOTE 2 -  ADVANCES TO RELATED PARTY

          Advances to a related party are non-interest bearing, unsecured and due on demand. The related party is a company that is controlled by one of the stockholders of the Company.

NOTE 3 -  ADVANCES PAYABLE - RELATED PARTY

          Advances from a related party of $250,650 are non-interest bearing, unsecured and due on demand. The related party is an officer of the Company's AK Drilling subsidiary. Advances Payable - Related Party was $1,111,319 at December 31, 2000, and was owed to companies controlled by stockholders of the Company. $1,013,039 of this payable was settled in February 2001, by the issuance of common shares in the Company.

NOTE 4 -  ACQUISITIONS

          During the second quarter of 2000, Global completed the acquisition of AK Drilling, Inc. and Stothert Group,
          Inc. Both acquisitions are recorded using the purchase method of accounting under the provisions of APB
          Opinion No. 16.

          On April 6, 2000, the Company completed its acquisition of AK Drilling, Inc., a company engaged in the contract drilling for minerals and water. According to the terms of this acquisition, the Company acquired all of the capital stock of AK Drilling, Inc. for a total consideration of $1,150,000 in cash plus 1,000,000 shares of common stock of the Company valued at $0.64 per share (fair value at the acquisition date). At September 30, 2001, $628,000 of the cash portion of the purchase price remained unpaid.

                                  F-23

                                   67



                 GLOBAL INDUSTRIAL SERVICES INC.
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
          FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2001

NOTE 4 -  ACQUISITIONS (Continued)

          On April 26, 2000, the Company completed its acquisition of Stothert Group, Inc., an engineering firm. According to the terms of this acquisition, the Company acquired all of the capital stock of Stothert Group, Inc. for a total consideration of $814,300 in cash plus 227,000 shares of common stock of the Company valued at $0.88 per share (fair value at the acquisition date). At September 30, 2001, $546,300 of the cash portion of the purchase price remained unpaid.


          The estimated fair value of assets acquired and liabilities assumed is summarized as follows:

                                          AK          Stothert
                                       Drilling        Group
                                      ---------      ----------

               Cash                    $(80,367)        $36,729
               Accounts receivable       436,710        997,265
               Inventory                 101,432              -
               Fixed assets            2,667,132        109,660
               Other receivables           5,511              -
               Other assets               43,093        117,414
               Accounts payable        (122,351)      (856,816)
               Taxes payable            (63,125)              -
               Notes payable         (1,230,909)        (3,322)
               Deferred revenue                -      (373,533)
               Goodwill                   30,374        985,642
                                     -----------     ----------
                                               -
                                      $1,787,500     $1,013,039
                                     ===========     ==========


         Goodwill recorded through acquisitions is $1,016,016 and is being amortized over five years. Amortization expense recorded in the statement of operations for the nine months ended September 30, 2001 totals $149,521 and $52,275 for the quarter (nine months ended September 30, 2000 - $82,138 and the quarter ended September 30, 2000 - $49,282).

         The operations of the acquired entities have been included in the statement of operations from the dates of acquisition.

         Additionally, the Company issued 95,808 shares of stock, valued at $143,712, to former shareholders of Stothert to settle accounts payable and accrued expenses.

                               F-24

                                68



                 GLOBAL INDUSTRIAL SERVICES INC.
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
          FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2001

NOTE 5 -  PROPERTY AND EQUIPMENT

          Depreciation expense recorded in the statement of operations for the nine months ended September 30, 2001 was $153,193 and $51,914 for the quarter (nine months ended September 30, 2000 - $102,498 and the quarter ended September 30, 2000 - $55,996).

NOTE 6 -  PAYABLE ON CONVERTIBLE NOTE

          On September 25, 2001, the Company received an advance payment of $63,400 (Canadian $100,000) as part of the Canadian $400,000 convertible note signed on November 15, 2001. Interest payable on this note shall accrue at the annual rate of thirty percent (30%) and be payable monthly commencing 30 days following the advance of funds under the note and on the Maturity Date (November 15, 2002) when the principal and remaining accrued but unpaid interest shall be due and payable. The holder has the right to convert up to fifty percent (50%) of any outstanding unpaid principal and interest at any time the Company's common stock is trading at a price of $1.00 or greater for a period of ten (10) consecutive trading days. The conversion price per share shall be eighty percent (80%) of the average closing bid prices for the common stock for the five (5) trading days prior to but not including the Conversion Date. On the Maturity Date, the Holder shall have the right to convert any unpaid principal portion of this note of $50,000 or greater amount, or any lesser amount representing the full remaining outstanding and unpaid principal portion, and the monthly interest for the Company's common stock at the conversion price.

          For no additional consideration, the Holder will receive one warrant to purchase one share of common stock for each dollar of principal or interest converted under this note. The warrant shall be exercisable for a period of one year from the date of issue at the exercise price of eighty percent (80%) of the average closing bid prices for the common stock for the five (5) trading days prior to but not including the exercise date.

                               F-25

                                69


                 GLOBAL INDUSTRIAL SERVICES INC.
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
          FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2001


NOTE 7 -  DEBENTURE PAYABLE

          On June 22, 2001, the Company issued a $100,000 convertible debenture together with a premium of $25,000. The premium was paid on August 23, 2001 as per the original terms of the convertible debenture agreement. At any time the holder may opt to convert the debenture to common stock at a conversion price which is the lesser of (a) 110% of the closing bid price for Company's common stock on the trading day immediately preceding the Issuance Date, or (b) 80% of the lowest closing bid price for Company's common stock during the five (5) trading days prior to and including the conversion date. The beneficial conversion feature valued at $25,000 has been fully amortized as of September 30, 2001.

NOTE 8 -  SUPPLEMENTAL CASH FLOW DISCLOSURE

                                            For the nine       For the nine
                                            months ended       months ended
                                            September 30,      September 30,
                                                2001               2000
                                            ------------       ------------

          Income taxes paid                 $        -         $       -
          Interest received                     35,134             4,891
          Interest paid                         62,553            27,047

          NON-CASH INVESTING DISCLOSURE
          Property and equipment addition     (214,949)                -

          NON-CASH FINANCING DISCLOSURE
          Capital lease                        214,949                 -


NOTE 9 -  COMMITMENTS AND CONTINGENCIES

         Stothert has issued standby letters of credit totaling $259,400 relating to contracts that were completed as of September 30, 2001. These standby letters of credit will reduce to $235,600 on November 30, 2001 and will expire on December 31, 2002.

         Stothert is currently involved in a dispute with a customer regarding the provision of services. The dispute is being handled by Stothert's professional liability insurers. Negotiations are in progress to settle the claim within the insurance policy limits.

         Collaterals for loans
         The Company has loans related specifically to AK
         Drilling. These loans are generally for and secured by equipment purchases for items such as drill rigs and haul trucks.

                               F-26

                                70


                 GLOBAL INDUSTRIAL SERVICES INC.
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
          FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2001

NOTE 9 - COMMITMENTS AND CONTINGENCIES (Continued)

         The Company has an operating line with First Citizens
         Bank established in 2000. The operating line is secured by all unsecured inventory, accounts receivable and equipment.

NOTE 10 -  GEOGRAPHIC AREAS AND INDUSTRY SEGMENTS

         The Company currently operates in two principal segments, engineering services and contract drilling.

         The Company's foreign operations are conducted by Global and Stothert.

                                       Nine months          Nine months
                                          ended                ended
                                      September 30,        September 30,
                                          2001                 2000
                                      ------------         ------------

  Revenues from external customers
    Drilling                          $  1,999,734         $  1,580,558
    Engineering                          1,839,303            1,655,254
                                      ------------         ------------
                                      $  3,839,037         $  3,235,812
                                      ============         ============

  Depreciation and amortization:
    Drilling                          $    129,789         $     91,994
    Engineering                             23,404               10,504
                                      ------------         ------------
                                      $    153,193         $    102,498
                                      ============         ============
  Segment profit (loss) before
   taxes:
    Drilling                          $  (281,537)         $    184,359
    Engineering                          (258,174)              169,468
    Corporate                          (2,825,179)            (701,687)
                                      ------------         ------------
                                      $(3,364,890)         $  (347,860)
                                      ============         ============

                              F-27

                               71


                 GLOBAL INDUSTRIAL SERVICES INC.
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
          FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2001


NOTE 10 -  GEOGRAPHIC AREAS AND INDUSTRY SEGMENTS (CONTINUED)

         The following geographic area data for trade revenues is based on product or service delivery location and property, plant, and equipment is based on physical location.

                                Nine months ended      Nine months ended
                                  September 30,          September 30,
                                       2001                   2000
                                -----------------      -----------------
  Revenues from external
  customers:
    United States                   $  1,698,943           $  1,580,558
    Canada                             1,839,303              1,655,254
    Peru                                 300,791                      -
                                    ------------          -------------
                                    $  3,839,037            $ 3,235,812
                                    ============          =============

                                        As at                  As at
                                    September 30,          December 31,
                                        2001                   2000
                                -----------------      -----------------
  Segment assets:
    United States                   $  3,108,753           $  3,127,800
    Canada                             1,589,447              1,653,960
    Peru                                 498,859                583,453
                                    ------------           ------------
                                    $  5,197,059           $  5,365,213
                                    ============           ============

NOTE 11 - COMPARATIVE FIGURES

         Certain of the comparative figures have been reclassified to conform to the presentation adopted in the current period.


                              F-28

                               72


               WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form SB-2 with the Securities and Exchange Commission in connection with this offering. This prospectus does not contain all of the information set forth in the registration statement, as permitted by the Rules and Regulations of the Securities and Exchange Commission. Whenever reference is made in this prospectus to any contract or other document of ours, the reference may not be complete and you should refer to the exhibits that are part of the registration statement for a copy of the contract or document.

We also file annual, quarterly and current reports and other information with the Securities and Exchange Commission. You may read and copy any report or document we file, and the registration statement, including the exhibits, may be inspected at the Securities and Exchange Commission's public reference room located at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the public reference rooms. Our Securities and Exchange Commission filings are also available to the public from the SEC's website at http://www.sec.gov.

                             EXPERTS

The audited consolidated financial statements of the Company as of December 31, 2000 and 1999 were audited by Merdinger, Fruchter, Rosen & Corso, P.C., an independent public accounting firm with offices in New York, New York and Los Angeles, California. Their report regarding the Company's financial statements is included in this prospectus in reliance upon their authority as experts in accounting, auditing, and giving such reports.

                          LEGAL MATTERS

The law offices of Chapman & Flanagan, Ltd., Las Vegas, Nevada, has acted as the Company's legal counsel regarding the validity of the securities being offered by this prospectus.


                                73


              OUTSIDE BACK COVER PAGE OF PROSPECTUS

Until _____________, 20___, all dealers that effect transactions in these securities, whether or not participating in the offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

No person is authorized to give any information or to make any representation other than those contained in this prospectus, and if given or made, such information or representation must not be relied upon as having been authorized. This prospectus does constitute an offer to sell or a solicitation of an offer to buy any securities other than the shares offered by this prospectus or an offer to sell or a solicitation of an offer to buy the shares in any jurisdiction to any person to whom it is unlawful to make such an offer or solicitation in such jurisdiction.

                 -------------------------------

                     Up to 13,651,418 Shares

                Global Industrial Services, Inc.

                          Common Stock

                 -------------------------------

                           Prospectus

                 -------------------------------

                Global Industrial Services, Inc.
                  14th Floor, 609 Granville St.
                   Vancouver, British Columbia
                         Canada V7Y 1G5
                         (604) 683-8358



                               74




                             PART II
             INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24.  Indemnification of Directors and Officers
---------------------------------------------------

The Company's Articles of Incorporation and By-laws provide that the Corporation shall indemnify any Directors, Officer, Employee or Agent of the Corporation who was or is party or is threatened to be made a party to any threatened, pending or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, other than an action by or in the right of the Corporation, by reason of the fact that he is or was a Director, Officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a Director, Officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and, in the case of conduct in his official capacity with the Corporation, in a manner he reasonably believed to be in the best interest of the Corporation, or, in all other cases, that his conduct was at least not opposed to the Corporation's best interests. In the case of any criminal proceeding, he must have had no reasonable cause to believe his conduct was unlawful.

The termination of any action, suit or proceeding by judgment, order settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, or itself, determine that the individual did not meet the standard of conduct set forth in this paragraph.

Global currently maintains no director's and officer's insurance policy or any liability insurance concerning its officers and directors.

Item 25.   Other Expenses of Issuance and Distribution
------------------------------------------------------


           SEC Registration Fee             $    678.82

           Legal Fees and Expenses          $ 25,000.00

           Accountants' Fees and Expenses   $  3,000.00

           Miscellaneous                    $  1,000.00

The above expenses, except for the SEC fees, are estimated. All of the expenses listed above will be paid by Global.

Item 26.   Recent Sales of Unregistered Securities
--------------------------------------------------

Unless stated otherwise, all dollar amounts referenced below are U.S. Dollars.

Between December 15, 1998 and March 15, 1999, the Company conducted a private placement of its common stock pursuant to Rule 504 of Regulation D of the Securities Act. The Company sold 4,020,000 shares for the purchase price of $0.01 per share to 25 investors for the total consideration of $40,020, as follows:

                          75



       Purchaser                        Shares
       ---------                        ------
       Ron Bagley                       350,000
       Bernie Ball                        1,000
       Edward J. Brown                    1,000
       Vital Cormier                      1,000
       Darcy Dando                        1,000
       Rory Donald                      350,000
       Anthony England                  375,000
       Roger England                      1,000
       Gary Forgie                      275,000
       Wayne Giesbrect                    1,000
       Shane Ivancoe                    375,000
       David Keir                       300,000
       Next Millenium Management         75,000
       Mike Matwychuk                     1,000
       Kim Ross                           1,000
       Anthony Sewell                   150,000
       Frank Sorace                       1,000
       Jerry Stefanik                   290,000
       Greg Tebbutt                     360,000
       Lynn Margaret MacLeod Wallace    360,000
       Daniel J. Walsh                   50,000
       Jason Walsh                       25,000
       Jim Warren                       350,000
       Kevin Watson                     325,000
       Robert John Wilkinson              1,000

On January 11, 2000, the Company completed its acquisition of a 48.4% interest in Sharpshooter Resources, Inc., a company which fabricates large-scale equipment primarily for the oil field services and drilling industry. A total of 3,461,538 shares of common stock, valued at $0.065 per share, were issued to an officer and related party in reliance on Section 4(2) of the Securities Act.

Under the Stock Plan maintained by the Company, the Company can grant incentive stock options and non-qualified stock options to officers, key employees, consultants and directors of the Company at a price not less than $0.25 per share. The maximum number of shares which may be issued under the plan is 2,000,000. On January 14, 2000, the Company granted options to purchase 2,000,000 shares of common stock. 500,000 options granted to three individuals are exercisable at $0.25 per share and 1,500,000 options granted to four individuals are exercisable at $0.50 per share. The options vested immediately and expire in three years.

On February 29, 2000, the Company sold 400,000 shares of its common stock to one accredited investor for the purchase price of $0.25 per share pursuant to Rule 506 of Regulation D of the Securities Act. The Company paid a commission of $10,000.

On April 6, 2000, the Company completed its acquisition of AK Drilling, Inc., a company engaged in the contract drilling for minerals and water. According to the terms of this acquisition, the Company acquired all of the capital stock of AK Drilling, Inc. for a total consideration of $1,150,000 in cash plus 1,000,000 shares of common stock of the Company valued at $0.64 per share (fair value at the acquisition date). The shares were

                             76


issued in reliance on Sections 3(b) and/or 4(2) of the Securities
Act. At September 30, 2001, $628,000 of the cash portion of the purchase price remained unpaid.

On April 26, 2000, the Company completed its acquisition of Stothert Group, Inc., an engineering firm. According to the terms of this acquisition, the Company acquired all of the capital stock of Stothert Group, Inc. for a total consideration of $814,300 in cash plus 227,000 shares of common stock of the Company valued at $0.88 per share (fair value at the acquisition date). The shares were issued in reliance on Sections 3(b) and/or 4(2) of the Securities Act. At September 30, 2001, $546,300 of the cash portion of the purchase price remained unpaid.

Additionally, in reliance on Sections 3(b) and/or 4(2) of the Securities Act, the Company issued 95,808 shares of stock, valued at $143,711, to former shareholders of Stothert to settle accounts payable and accrued expenses.

On July 12, 2000, the Company sold 75,000 shares of its common stock for the purchase price of $1.00 per share to three accredited investors pursuant to Rule 506 of Regulation D of the Securities Act.

On July 12, 2000, the Company sold 35,000 shares of its common stock to two non-U.S. residents valued at $1.00 per share. These shares were issued in reliance on the exemptions from registration under Sections 3(b) and/or 4(2) of the Securities Act, and the safe harbor from registration provided in Regulation S.

On October 18, 2000, the Company sold 75,000 shares of its common stock for the purchase price of $0.50 per share to three accredited investors pursuant to Rule 506 of Regulation D of the Securities Act.

On October 18, 2000, the Company sold 25,000 shares of its common stock to one non-U.S. resident valued at $0.50 per share. These shares were issued in reliance on the exemptions from registration under Sections 3(b) and/or 4(2) of the Securities Act, and the safe harbor from registration provided in Regulation S.

On January 24, 2001, the Company sold 116,667 shares of its common stock to one non-U.S. resident valued at $0.30 per share. These shares were issued in reliance on the exemptions from registration under Sections 3(b) and/or 4(2) of the Securities Act, and the safe harbor from registration provided in Regulation S.

On February 20, 2001, the Company sold 40,000 shares of its common stock to one non-U.S. resident valued at $0.50 per share. These shares were issued in reliance on the exemptions from registration under Sections 3(b) and/or 4(2) of the Securities Act, and the safe harbor from registration provided in Regulation S.

On February 22, 2001, the Company sold 50,000 shares of its common stock to one accredited investor for the purchase price of $0.40 per share pursuant to Rule 506 of Regulation D of the Securities Act.

On February 22, 2001, the Company sold 25,000 shares of its common stock to one non-U.S. resident valued at $0.40 per share.
These shares were issued in reliance on the exemptions from

                             77


registration under Sections 3(b) and/or 4(2) of the Securities
Act, and the safe harbor from registration provided in Regulation
S.

On February 22, 2001, the Company issued 500,000 shares of its common stock to an individual for founders shares, which were issued pursuant to Section 4(2) of the Securities Act and the safe harbor from registration provided in Regulation S and valued at $0.01 per share.

On February 22, 2001, the Company issued 5,569,751 shares of its common stock for conversion of debt aggregating $1,379,925.17. These shares were issued in reliance on the exemptions from registration under Sections 3(b) and/or 4(2) of the Securities Act, and the safe harbor from registration provided in Regulation S.

On June 22, 2001, the Company issued a $100,000 convertible debenture together with a premium of $25,000. The premium was paid on August 23, 2001 as per the original terms of the convertible debenture agreement. At any time the holder may opt to convert the debenture to common stock at a conversion price which is the lesser of (a) 110% of the closing bid price for Company's common stock on the trading day immediately preceding the Issuance Date, or (b) 80% of the lowest closing bid price for Company's common stock during the five (5) trading days prior to and including the conversion date.

On August 23, 2001, the Company sold 200,000 shares of its common stock for the purchase price of $0.10 per share to one accredited investor pursuant to Rule 506 of Regulation D of the Securities
Act.

On August 23, 2001, the Company sold 50,000 shares of its common stock to a non-U.S. resident valued at $0.10 per share. These shares were issued in reliance on the exemptions from registration under Section 4(2) of the Securities Act, and the safe harbor from registration provided in Regulation S.

On August 24, 2001, the Company sold 100,000 shares of its common stock to a non-U.S. resident valued at $0.10 per share. These shares were issued in reliance on the exemptions from registration under Section 4(2) of the Securities Act, and the safe harbor from registration provided in Regulation S.

On September 6, 2001, the Company sold 100,000 shares of its common stock for the purchase price of $0.10 per share to one accredited investor pursuant to Rule 506 of Regulation D of the Securities Act.

On September 10, 2001, the Company sold 50,000 shares of its common stock to one accredited investor for the purchase price of $0.10 per share pursuant to Rule 506 of Regulation D of the Securities Act.

On October 18, 2001, the Company sold 50,000 shares of its common stock to a non-U.S. resident valued at $0.10 per share. These shares were issued in reliance on the exemptions from registration under Section 4(2) of the Securities Act, and the safe harbor from registration provided in Regulation S.


                             78



On November 16, 2001, the Company issued 5,000,000 shares of its common stock to Sellars Financial, Inc. These shares are presently held in escrow as collateral against a convertible promissory note in the principal amount of CDN$400,000. Until disbursed to Sellars upon conversion or, in the case of default, in full satisfaction of the debt, Sellars has no voting rights or investment power with respect to these shares. These shares were issued in reliance on the exemptions from registration under Sections 3(b), 4(2) and/or 4(6) of the Securities Act.

Item 27.   Exhibits and Financial Statement Schedules
-----------------------------------------------------

(a)  Exhibits

     Number    Description
     ------    -----------

     2.1 Agreement and Plan of Reorganization between the Registrant and Passant Acquisition Corp. dated August 16, 2001 (incorporated by reference to
               Exhibit 10.1 to the Registrant's Current Report on 8-K filed with the Securities and Exchange Commission on August 21, 2000).

     3.1 Articles of Incorporation (incorporated by reference to Exhibit 3.1 to the Registrant's Form
               10-KSB filed with the Securities and Exchange
               Commission on April 17, 2001).

     3.2       Articles of Amendment to Articles of
               Incorporation (incorporated by reference to
               Exhibit 3.2 to the Registrant's Form 10-KSB filed with the Securities and Exchange Commission on April 17, 2001).

     3.3 By-laws of the Registrant (incorporated by reference to Exhibit 3.3 to the Registrant's Form
               10-KSB filed with the Securities and Exchange
               Commission on April 17, 2001).

     4.1*      Form of Common Stock Certificate.

     5.1*      Opinion of Chapman & Flanagan, Ltd.

     10.1*     Stock Option Plan.

     10.2*     Convertible Note issued to Sellars Financial Inc.

     10.3*     Option to Purchase Property Agreement Carl D.
               Huston and the Registrant.

     10.4*     Share Purchase Agreement between AK Drilling,
               Inc. and the Registrant.

     10.5* Share Purchase Agreement between the Shareholders of Stothert Group, Inc. and the Registrant.

     10.6* Agreement and Licence granting Stothert the right to use the Skewed Gas Flow Technology.

     10.7*     Management Agreement with St. George Capital
               Corp.

                                  79



     21.1*     Subsidiaries of the Registrant.

     23.1*     Consent of Chapman & Flanagan, Ltd. (contained in
               Exhibit 5.1).

     23.2*     Consent of Merdinger, Fruchter, Rosen & Corso,
               P.C., Certified Public Accountants.

* Filed herewith.

(b)  Financial statement schedules:

All applicable information is included in the audited financial statements.

Item 28.   Undertakings
-----------------------

     The undersigned registrant hereby undertakes to:

     (a) (1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

               i. include any prospectus required by section 10(a)(3) of the Securities Act;

              ii. reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and notwithstanding the forgoing, any increase or decrease in volume of securities offered, if the total dollar value of securities offered would not exceed that which was registered, and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

             iii. include any additional or changed material information on the plan of distribution.

          (2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

          (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.


                               80


                           SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, thereunto duly authorize, in the City of Vancouver, British Columbia on January 10, 2002.

                              GLOBAL INDUSTRIAL SERVICES, INC.

                              By: /s/ Terry Kirby
                              Terry Kirby, President, Secretary,
                              Treasurer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature             Title                    Date
----------------      ---------------------    -----------------

/s/ Terry Kirby       President, Secretary,    January 10, 2002
Terry Kirby           Treasurer and Director


                               81



                          Exhibit Index
                          -------------
 Number  Description                                         Page
 ------  -----------                                         ----

  2.1    Agreement and Plan of Reorganization between the      *
         Registrant and Passant Acquisition Corp. dated
         August 16, 2001 (incorporated by reference to
         Exhibit 10.1 to the Registrant's Current Report on 8-K filed with the Securities and Exchange
         Commission on August 21, 2000).

  3.1    Articles of Incorporation (incorporated by            *
         reference to Exhibit 3.1 to the Registrant's Form
         10-KSB filed with the Securities and Exchange
         Commission on April 17, 2001).

  3.2    Articles of Amendment to Articles of                  *
         Incorporation (incorporated by reference to
         Exhibit 3.2 to the Registrant's Form 10-KSB filed with the Securities and Exchange Commission on April 17, 2001).

  3.3    By-laws of the Registrant (incorporated by            *
         reference to Exhibit 3.3 to the Registrant's Form
         10-KSB filed with the Securities and Exchange
         Commission on April 17, 2001).

  4.1    Form of Common Stock Certificate.                     83

  5.1    Opinion of Chapman & Flanagan, Ltd.                   85

  10.1   Stock Option Plan.                                    86

  10.2   Convertible Note issued to Sellars Financial Inc.     92

  10.3   Option to Purchase Property Agreement between        105
         Carl D. Huston and the Registrant.

  10.4   Share Purchase Agreement between AK Drilling,        108
         Inc. and the Registrant.

  10.5   Share Purchase Agreement between the Shareholders    131
         of Stothert Group Inc. and the Registrant.

  10.6   Agreement and Licence granting Stothert the right    134
         to use the Skewed Gas Flow Technology.

  10.7   Management Agreement with St. George Capital         152
         Corp.

  21.1   Subsidiaries of the Registrant.                      156

  23.1   Consent of Chapman & Flanagan, Ltd. (contained in     85
         Exhibit 5.1).

  23.2   Consent of Merdinger, Fruchter, Rosen & Corso,       157
         P.C., Certified Public Accountants.

* Previously filed.

                               82